                                                                     EXHIBIT 4.7
================================================================================




                    CHEMICAL LEAMAN CORPORATION, AS ISSUER

                                      AND

                     FIRST UNION NATIONAL BANK, AS TRUSTEE

                          ___________________________


                                   INDENTURE

                           DATED AS OF JUNE 16, 1997

                          ___________________________


                                 $100,000,000

                    10-3/8% Senior Notes due 2005, Series A

                    10-3/8% SENIOR NOTES DUE 2005, SERIES B




================================================================================

                               TABLE OF CONTENTS

                                                                                Page
PARTIES.........................................................................   1

RECITALS........................................................................   1

ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.............   1

  Section 1.01.  Definitions....................................................   1
  Section 1.02.  Rules of Construction..........................................  19
  Section 1.03.  Form of Documents Delivered to Trustee.........................  19
  Section 1.04.  Acts of Holders................................................  20
  Section 1.05.  Notices, etc., to the Trustee, the Company and the Guarantors..  21
  Section 1.06.  Notice to Holders; Waiver......................................  21
  Section 1.07.  Conflict with Trust Indenture Act..............................  21
  Section 1.08.  Effect of Headings and Table of Contents.......................  22
  Section 1.09.  Successors and Assigns.........................................  22
  Section 1.10.  Separability Clause............................................  22
  Section 1.11.  Benefits of Indenture..........................................  22
  Section 1.12.  GOVERNING LAW..................................................  22
  Section 1.13.  No Recourse Against Others.....................................  22
  Section 1.14.  Independence of Covenants......................................  22
  Section 1.15.  Exhibits.......................................................  22
  Section 1.16.  Counterparts...................................................  22
  Section 1.17.  Duplicate Originals............................................  22

ARTICLE TWO SECURITY FORM.......................................................  23

  Section 2.01.  Form and Dating................................................  23

ARTICLE THREE THE SECURITIES....................................................  23

  Section 3.01.  Title and Terms................................................  23
  Section 3.02.  Registrar and Paying Agent.....................................  23
  Section 3.03.  Execution and Authentication...................................  24
  Section 3.04.  Temporary Securities...........................................  25
  Section 3.05.  Transfer and Exchange..........................................  26
  Section 3.06.  Mutilated, Destroyed, Lost and Stolen Securities...............  27
  Section 3.07.  Payment of Interest; Interest Rights Preserved.................  27
  Section 3.08.  Persons Deemed Owners..........................................  28
  Section 3.09.  Cancellation...................................................  28
  Section 3.10.  Computation of Interest........................................  29
  Section 3.11.  Legal Holidays.................................................  29
  Section 3.12.  CUSIP and CINS Numbers.........................................  29
  Section 3.13.  Paying Agent To Hold Money in Trust............................  29
  Section 3.14.  Deposits of Monies.............................................  30
  Section 3.15.  Book-Entry Provisions for Global Securities....................  30

  Section 3.16.  Special Transfer Provisions.......................................................................... 31

ARTICLE FOUR DEFEASANCE OR COVENANT DEFEASANCE........................................................................ 34

  Section 4.01.  Company's Option To Effect Defeasance or Covenant Defeasance......................................... 34
  Section 4.02.  Defeasance and Discharge............................................................................. 34
  Section 4.03.  Covenant Defeasance.................................................................................. 35
  Section 4.04.  Conditions to Defeasance or Covenant Defeasance...................................................... 35
  Section 4.05.  Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.. 37
  Section 4.06.  Reinstatement........................................................................................ 37

ARTICLE FIVE REMEDIES................................................................................................. 38

  Section 5.01.  Events of Default.................................................................................... 38
  Section 5.02.  Acceleration of Maturity; Rescission and Annulment................................................... 39
  Section 5.03.  Collection of Indebtedness and Suits for Enforcement by Trustee...................................... 40
  Section 5.04.  Trustee May File Proofs of Claims.................................................................... 41
  Section 5.05.  Trustee May Enforce Claims Without Possession of Securities.......................................... 41
  Section 5.06.  Application of Money Collected....................................................................... 42
  Section 5.07.  Limitation on Suits.................................................................................. 42
  Section 5.08.  Unconditional Right of Holders To Receive Principal, Premium and Interest............................ 42
  Section 5.09.  Restoration of Rights and Remedies................................................................... 43
  Section 5.10.  Rights and Remedies Cumulative....................................................................... 43
  Section 5.11.  Delay or Omission Not Waiver......................................................................... 43
  Section 5.12.  Control by Majority.................................................................................. 43
  Section 5.13.  Waiver of Past Defaults.............................................................................. 43
  Section 5.14.  Undertaking for Costs................................................................................ 44
  Section 5.15.  Waiver of Stay, Extension or Usury Laws.............................................................. 44

ARTICLE SIX THE TRUSTEE............................................................................................... 44

  Section 6.01.  Certain Duties and Responsibilities.................................................................. 44
  Section 6.02.  Notice of Defaults................................................................................... 45
  Section 6.03.  Certain Rights of Trustee............................................................................ 45
  Section 6.04.  Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.. 46
  Section 6.05.  Trustee and Agents May Hold Securities; Collections; Etc............................................. 46
  Section 6.06.  Money Held in Trust.................................................................................. 47
  Section 6.07.  Compensation and Indemnification of Trustee and Its Prior Claim...................................... 47
  Section 6.08.  Conflicting Interests................................................................................ 47
  Section 6.09.  Corporate Trustee Required; Eligibility.............................................................. 47
  Section 6.10.  Resignation and Removal; Appointment of Successor Trustee............................................ 48
  Section 6.11.  Acceptance of Appointment by Successor............................................................... 49
  Section 6.12.  Merger, Conversion, Amalgamation, Consolidation or Succession to Business............................ 50

ARTICLE SEVEN HOLDERS' LISTS AND REPORTS BY TRUSTEE................................................................... 50

  Section 7.01.  Preservation of Information; Company To Furnish Trustee Names and Addresses of Holders..  50
  Section 7.02.  Communications of Holders...............................................................  51
  Section 7.03.  Reports by Trustee......................................................................  51

ARTICLE EIGHT CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.................................................  51

  Section 8.01.  Company May Consolidate, etc., Only on Certain Terms....................................  51
  Section 8.02.  Successor Substituted...................................................................  53

ARTICLE NINE SUPPLEMENTAL INDENTURES AND WAIVERS.........................................................  53

  Section 9.01.  Supplemental Indentures, Agreements and Waivers Without Consent of Holders..............  53
  Section 9.02.  Supplemental Indentures, Agreements and Waivers with Consent of Holders.................  54
  Section 9.03.  Execution of Supplemental Indentures, Agreements and Waivers............................  56
  Section 9.04.  Effect of Supplemental Indentures.......................................................  56
  Section 9.05.  Conformity with Trust Indenture Act.....................................................  56
  Section 9.06.  Reference in Securities to Supplemental Indentures......................................  56
  Section 9.07.  Record Date.............................................................................  56
  Section 9.08.  Revocation and Effect of Consents.......................................................  56

ARTICLE TEN COVENANTS....................................................................................  57

  Section 10.01. Payment of Principal, Premium and Interest.............................................   57
  Section 10.02. Maintenance of Office or Agency........................................................   57
  Section 10.03. Money for Security Payments To Be Held in Trust........................................   57
  Section 10.04. Corporate Existence....................................................................   58
  Section 10.05. Payment of Taxes and Other Claims......................................................   59
  Section 10.06. Maintenance of Properties..............................................................   59
  Section 10.07. Insurance..............................................................................   59
  Section 10.08. Books and Records......................................................................   59
  Section 10.09. Provision of Financial Statements......................................................   59
  Section 10.10. Change of Control......................................................................   60
  Section 10.11. Limitation on Indebtedness.............................................................   62
  Section 10.12. Statement by Officers as to Default....................................................   64
  Section 10.13. Limitation on Restricted Payments......................................................   64
  Section 10.14. Limitation on Transactions with Affiliates.............................................   67
  Section 10.15. Disposition of Proceeds of Asset Sales.................................................   68
  Section 10.16. Limitation on Liens....................................................................   71
  Section 10.17. Limitation on Guarantees by Restricted Subsidiaries....................................   71
  Section 10.18. Restrictions on Preferred Stock of Restricted Subsidiaries.............................   72
  Section 10.19. Limitation on Dividends and Other Payment Restrictions Affecting Restricted
                  Subsidiaries..........................................................................   72
  Section 10.20. Limitation on Designations of Unrestricted Subsidiaries................................   72
  Section 10.21. Compliance Certificates and Opinions...................................................   74

ARTICLE ELEVEN REDEMPTION OF SECURITIES.................................................................   74

  Section 11.01.  Right of Redemption................................................ 74
  Section 11.02.  Applicability of Article........................................... 74
  Section 11.03.  Election To Redeem; Notice to Trustee.............................. 74
  Section 11.04.  Selection by Trustee of Securities To Be Redeemed.................. 75
  Section 11.05.  Notice of Redemption............................................... 75
  Section 11.06.  Deposit of Redemption Price........................................ 76
  Section 11.07.  Securities Payable on Redemption Date.............................. 76
  Section 11.08.  Securities Redeemed in Part........................................ 76

ARTICLE TWELVE SATISFACTION AND DISCHARGE............................................ 77

  Section 12.01.    Satisfaction and Discharge of Indenture.......................... 77
  Section 12.02.  Application of Trust Money......................................... 77

ARTICLE THIRTEEN GUARANTEE OF SECURITIES............................................. 78

  Section 13.01.  Unconditional Guarantee............................................ 78
  Section 13.02.  Execution and Delivery of Security Guarantee....................... 79
  Section 13.03.    Release of a Guarantor........................................... 79
  Section 13.04.  Waiver of Subrogation.............................................. 79
  Section 13.05.  Reliance on Judicial Order or Certificate of Liquidating
                    Agent Regarding Dissolution, etc. of Guarantors.................. 80
  Section 13.06.  Article Thirteen Applicable to Paying Agents....................... 80
  Section 13.07.  No Suspension of Remedies.......................................... 80
  Section 13.08.  Limitation of Subsidiary Guarantor's Liability..................... 80
  Section 13.09.  Contribution from Other Guarantors................................. 81
  Section 13.10.  Obligations Reinstated............................................. 81
  Section 13.11.    No Obligation To Take Action Against the Company................. 81
  Section 13.12.  Dealing with the Company and Others................................ 81

Exhibit A-1  -   Form of Series A Security
Exhibit A-2  -   Form of Series B Security
Exhibit B    -   Form of Legend for Book-Entry Securities
Exhibit C    -   Form of Certificate To Be Delivered in Connection with
                 Transfers to Non-QIB Accredited Investors
Exhibit D    -   Form of Certificate To Be Delivered in Connection with
                 Transfers Pursuant to Regulation S
Exhibit E    -   Form of Security Guarantee

Note: This Table of Contents shall not, for any purpose, be deemed a part of the Indenture.

                             Cross-Reference Table
                             ---------------------


Trust Indenture Section                            Act Indenture Section
-----------------------                            ---------------------
ss. 310(a)(1)..................................... 6.09
       (a)(2)..................................... 6.09
       (a)(3)..................................... Not Applicable
       (a)(4)..................................... Not Applicable
       (b)........................................ 6.05, 6.08, 6.10

ss. 311(a).......................................  6.05
       (b).......................................  6.05
       (c).......................................  Not Applicable

ss. 312(a)........................................ 3.05, 7.01
       (b)........................................ 7.02
       (c)........................................ 7.02

ss. 313(a)........................................ 7.03
       (b)........................................ 7.03
       (c)........................................ 7.03
       (d)........................................ 7.03

ss. 314(a)(1)..................................... 10.09
       (a)(4)..................................... 10.12
       (b)........................................ Not Applicable
       (c)(1)..................................... 1.03, 4.04, 10.21, 12.01
       (c)(2)..................................... 1.03, 4.04, 10.21, 12.01

          INDENTURE, dated as of June 16, 1997, between CHEMICAL LEAMAN CORPORATION, a Pennsylvania corporation (the "Company"), as issuer, and FIRST UNION NATIONAL BANK, as trustee (the "Trustee").

                                   RECITALS

          The Company has duly authorized the creation of an issue of (i) 10-3/8% Senior Notes due 2005, Series A, and (ii) 10-3/8% Senior Notes due 2005, Series B, to be issued in exchange for the 10-3/8% Senior Notes due 2005, Series A, pursuant to the Registration Rights Agreement (together, the "Securities", such term to include the Initial Securities, the Private Exchange Securities, if any, and the Unrestricted Securities, if any, treated as a single class of securities under this Indenture), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          All things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company and the Trustee in accordance with the terms hereof.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                  ARTICLE ONE

                             DEFINITIONS AND OTHER
                       PROVISIONS OF GENERAL APPLICATION

          Section 1.01.  Definitions.
                         -----------

          "Accounts Receivable Subsidiary" means Pickering Way Funding Corp. and any other present or future Subsidiary of the Company that is, directly or indirectly, wholly owned by the Company (other than director qualifying shares) and organized for the purpose of and engaged in (i) purchasing, financing, and collecting accounts receivable obligations of customers of the Company or its Subsidiaries, (ii) the sale or financing of such accounts receivable or interests therein and (iii) other activities incident thereto.

          "Acquired Indebtedness" means Indebtedness of a Person (i) assumed in connection with an Asset Acquisition from such Person or (ii) existing at the time such Person becomes a Restricted Subsidiary of any other Person (other than any Indebtedness incurred in connection with, or in contemplation of, such Asset Acquisition or such Person becoming such a Restricted Subsidiary).

          "Act" has the meaning set forth in Section 1.04. "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition,

"control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Affiliate Transaction" has the meaning set forth in Section 10.14.

          "Agent Members" has the meaning set forth in Section 3.15.

          "Asset Acquisition" means (i) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person will become a Restricted Subsidiary or will be merged or consolidated with or into the Company or any Restricted Subsidiary or (ii) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of the assets of such Person, or any division or line of business of such Person, or which is otherwise outside of the ordinary course of business.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Restricted Subsidiary, in one or a series of related transactions of (i) any Capital Stock of any Restricted Subsidiary; (ii) all or substantially all of the assets of any division or line of business of the Company or any Restricted Subsidiary; or (iii) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" will not include (a) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by Section 8.01; provided, however, that any transaction consummated in compliance with Section 8.01 involving a sale, conveyance, transfer, lease or other disposition of less than all of the properties or assets of the Company shall be deemed to be an Asset Sale with respect to the properties or assets of the Company that are not so sold, conveyed, transferred, leased or otherwise disposed of in such transaction; (b) sales of property of equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; (c) any sale, conveyance, transfer, lease or other disposition of accounts receivables to an Accounts Receivable Subsidiary in the ordinary course of business; or (d) any transaction consummated in compliance with Section 10.13. For purposes of Section 10.15, the term "Asset Sale" shall not include any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, (i) involving assets with a Fair Market Value not in excess of $250,000 or (ii) constituting a Capitalized Lease Obligation.

          "Asset Sale Offer" has the meaning set forth in Section 10.15.

          "Asset Sale Offer Purchase Date" has the meaning set forth in Section 10.15.

          "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing
(i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by
(b) the amount of each such principal payment by (ii) the sum of all such principal payments.

          "Bankruptcy Law" means Title 11, United States Code or any similar federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

          "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

          "Board of Directors" means the board of directors of the Company or any Guarantor, as the case may be, or any duly authorized committee of such board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be, to have been duly adopted by its respective Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, State of New York are authorized or obligated by law, regulation or executive order to close.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participation, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

          "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP consistently applied.

          "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of not more than one year issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of not more than one year of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of not more than one year issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc.; and (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above.

          "Cedel" means Cedel Bank, Societe anonyme.

          "Change of Control" means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company): (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% of the total voting power of the then outstanding Voting Stock of the Company;
(ii) the Company consolidates with, or merges with or into, another Person (other than a Wholly-Owned Restricted Subsidiary) or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person (other than a Wholly Owned Restricted Subsidiary), other than any such transaction where the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the total voting power of the then outstanding Voting Stock of the surviving or transferee corporation immediately after such transaction; (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such board or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (iv) any order, judgment or decree shall be entered against the Company decreeing the dissolution or split up of the Company and such order shall remain undischarged or unstayed for a period in excess of sixty days.

          "Change of Control Offer" has the meaning set forth in Section 10.10.

          "Change of Control Purchase Date" has the meaning set forth in Section 10.10.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture the Securities and Exchange Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

          "Company" means the person named as the "Company" in the first paragraph of this Indenture, until a successor person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice-Chairman, its Chief Executive Officer, its President or a Vice President, and by its Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and delivered to the Trustee.

          "Consolidated Cash Flow Available for Fixed Charges" means, for any period, (i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) to the extent reducing Consolidated Net Income, Consolidated Non-cash Charges, (c) to the extent reducing Consolidated Net Income, Consolidated Interest Expense, and (d) to the extent reducing Consolidated Net Income, Consolidated Income Tax Expense less (ii) other non-cash items increasing Consolidated Net Income for such period.

          "Consolidated Fixed Charge Coverage Ratio" means the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of the Company for the four full fiscal quarters immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which consolidated financial information of the Company is available (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of the Company for such Four Quarter Period. For purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" will be calculated, without duplication, after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness of the Company or any of the Restricted Subsidiaries during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such incurrence occurred on the first day of the Reference Period, (ii) an adjustment to eliminate or include, as applicable, the Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges of the Company directly attributable to assets which are the subject of any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period and (iii) the retirement of Indebtedness during the Reference Period which cannot thereafter be reborrowed occurring as if retired on the first day of the Reference Period. In calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter will be deemed to accrue at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date shall be deemed to have been in effect during the Reference Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements. If the Company or any Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above definition will give effect to the incurrence of such guaranteed Indebtedness as if the Company or any Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. For purposes of this definition, with respect to any calculation pursuant to which the Four Quarter Period includes a fiscal quarter prior to March 30, 1997, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" will be calculated, without duplication, as if any Accounts Receivable Subsidiary was an Unrestricted Subsidiary at all times during such Four Quarter Period.

          "Consolidated Fixed Charges" means, for any period, the sum of, without duplication, the amounts for such period of (i) Consolidated Interest Expense; and (ii) the aggregate amount of cash dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Stock of the Company.

          "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, for any period, without duplication, the sum of (a) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (i) any amortization of debt discount attributable to such period, (ii) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (v) all capitalized interest and all accrued interest, and (b) all but the principal component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period and as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and the Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto), (ii) income of the Company and its Restricted Subsidiaries derived from or in respect of Investments in Unrestricted Subsidiaries, except to the extent that cash dividends or distributions are actually received by the Company or a Restricted Subsidiary, (iii) the portion of net income (or loss) of the Company and the Restricted Subsidiaries allocable to minority interests in unconsolidated Persons, except to the extent that cash dividends or distributions are actually received by the Company or one of the Restricted Subsidiaries, (iv) net income (or loss) of any Person combined with the Company or one of the Restricted Subsidiaries in a "pooling of interests" basis attributable to any period prior to the date of combination, (v) gains or losses in respect of any Asset Sales by the Company or one of the Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), and (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders.

          "Consolidated Net Worth" with respect to any Person means the equity of the holders of Capital Stock of such Person and its Restricted Subsidiaries (excluding any Redeemable Capital Stock), as reflected in a balance sheet of such Person determined on a consolidated basis and in accordance with GAAP.

          "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income for such period (other than any non-cash item requiring an accrual or reserve for cash disbursements in any future period), determined on a consolidated basis in accordance with GAAP.

          "consolidation" means, with respect to any Person, the consolidation of the accounts of its Restricted Subsidiaries with those of such Person, all in accordance with GAAP; provided, however, that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of such Person. The term "consolidated" has a correlative meaning to the foregoing.

          "Consulting Agreement" means the Consultant Agreement between the Company and George McFadden dated as of January 1, 1995, as amended and in effect from time to time.

          "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 40 Broad Street, Suite 550, Fifth Floor, New York, New York 10004.

          "covenant defeasance" has the meaning set forth in Section 4.03.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company against fluctuations in currency values.

          "Custodian" means any receiver, interim receiver, receiver and manager, receiver-manager, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law or any other law respecting secured creditors and the enforcement of their security or any other person with like powers whether appointed judicially or out of court and whether pursuant to an interim or final appointment.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Defaulted Interest" has the meaning set forth in Section 3.07.

          "defeasance" has the meaning set forth in Section 4.02.

          "Defeased Securities" has the meaning set forth in Section 4.01.

          "Depository" means The Depository Trust Company, its nominees and successors.

          "Designation" has the meaning set forth in Section 10.20.

          "Designation Amount" has the meaning set forth in Section 10.20.

          "Domestic Subsidiary" means a Restricted Subsidiary organized under the laws of the United States, any State or territory thereof or the District of Columbia.

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System.

          "Event of Default" has the meaning set forth in Section 5.01.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

          "Exchange Offer" has the meaning specified in the Registration Rights Agreement.

          "Exchange Securities" means the 10-3/8% Senior Notes due 2005, Series B, to be issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement.

          "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith evidenced by a Board Resolution delivered to the Trustee.

          "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

          "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

          "Global Securities" means one or more Regulation S Global Securities and 144A Global Securities.

          "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

          "Guarantor" means each Domestic Subsidiary, formed, created or acquired before or after the Issue Date, required to become a Guarantor after the Issue Date pursuant to Section 10.17.

          "Holder" or "Securityholder" means a Person in whose name a Security is registered in the Security Register.

          "incur" has the meaning set forth in Section 10.11. "Incurrence," "incurred" and "incurring" shall have the meanings correlative to the foregoing.

          "Indebtedness" means, with respect to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payable and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, bankers acceptance or other similar credit transaction and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations of such Person, (v) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (vi) all guarantees of Indebtedness by such Person,
(vii) except for purposes of Section 10.13, all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, (viii) all obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of such Person, and
(ix) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through
(viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness will be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value is to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock. Indebtedness (a) shall never be calculated taking into account any cash and cash equivalents held by such Person; (b) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence or (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices; and (c) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination.

          "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture or under the Securities, to pay principal of, premium, if any, and interest on the Securities when due and payable, whether at maturity, by acceleration, call for redemption or repurchase or otherwise, and all other amounts due or to become due under or in connection with this Indenture, the Securities or the Security Guarantees and the performance of all other obligations to the Trustee (including, but not limited to, payment of all amounts due the Trustee under Section 6.07 hereof) and the Holders of the Securities under this Indenture, the Securities and the Security Guarantees, according to the terms thereof.

          "Independent Financial Advisor" means a nationally recognized accounting, appraisal or investment banking firm (i) which does not, and whose directors, officers and employees or Affiliates do not have, a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Initial Purchasers" means Merrill Lynch and Schroder Wertheim & Co. Incorporated.

          "Initial Securities" means the 10-3/8% Senior Notes due 2005, Series A, of the Company.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "interest," when used with respect to any Security, means the amount of all interest accruing on such Security, including all additional interest payable on the Securities pursuant to the Registration Rights Agreement and all interest accruing subsequent to the occurrence of any events specified in Sections 5.01(h), (i) and (j) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

          "Interest Payment Date" means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security, as set forth in such Security.

          "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount or any other arrangement involving payments by or to such Person based upon fluctuations in interest rates.

          "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including by means of a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others or otherwise), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. In addition to the foregoing, any Currency Agreement, Interest Rate Protection Obligation or similar agreement shall constitute an Investment.

          "Issue Date" means June 16, 1997.

          "Lien" means any mortgage, charge, pledge, lien (statutory or other), privilege, security interest, hypothecation, cessation and transfer, lease of real property, assignment for security, claim, deposit arrangement, or preference or priority or other encumbrance upon or with respect to any property of any kind, whether real, personal or mixed, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

          "Material Subsidiary" means each Restricted Subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act (as such regulation is in effect on the Issue Date).

          "Maturity Date" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

          "Merrill Lynch" means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale,
(ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP consistently applied against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve).

          "New Revolving Credit Facility" means the Credit Agreement dated as of June 16, 1997 among the Company, CoreStates Bank, N.A., as Administrative Agent (or any successor administrative agent), and the other financial institutions signatory thereto from time to time, as in effect on the Issue Date, and as such agreement may be amended, renewed, extended, refinanced, substituted or replaced in whole, supplemented or otherwise modified from time to time, and includes (a) related Notes, guarantees and other agreements executed in connection therewith and (b) any agreement (i) extending the maturity of all or any portion of the Indebtedness thereunder, (ii) adding guarantors thereunder and (iii) increasing the amount to be borrowed thereunder; provided, however, that in the case of clauses (ii) and (iii), any such agreement is not prohibited by the Indenture.

          "Non-U.S. Person" has the meaning assigned to such term in Regulation
S.

          "Offering Memorandum" means the Offering Memorandum dated June 10, 1997 pursuant to which the Securities were offered, and any supplement thereto.

          "Officer" means, with respect to the Company or any Guarantor, the Chairman of the Board, a Vice Chairman, the President, a Vice President, the Secretary or the Treasurer.

          "Officers' Certificate" means a certificate complying with the requirements of Section 10.21 signed by the Chairman of the Board, a Vice Chairman, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, of the Company or any Guarantor, as the case may be, and delivered to the Trustee.

          "144A Global Security" means a permanent global security in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A under the Securities Act.

          "Opinion of Counsel" means a written opinion of counsel complying with the requirements of Section 10.21 who may be counsel for the Company, a Guarantor, or the Trustee, and who shall not be unacceptable to the Trustee.

          "Other Indebtedness" has the meaning set forth in Section 10.17.

          "Other Senior Debt Pro Rata Share" means the amount of the Net Cash Proceeds obtained by multiplying the amount of such Net Cash Proceeds by a fraction, (i) the numerator of which is the lesser of the aggregate principal face amount or accreted value of all Indebtedness (other than (x) the Securities and (y) Subordinated Indebtedness) of the Company and any Guarantor outstanding at the time of the applicable Asset Sale with respect to which the Company or a Guarantor, as the case may be, is required to use Net Cash Proceeds to repay or make an offer to purchase and repay and (ii) the denominator of which is the sum of (a) the aggregate principal amount of all Securities outstanding at the time of the applicable Asset Sale and (b) the lesser of the aggregate principal face amount or accreted value of all other Indebtedness (other than Subordinated Indebtedness) of the Company or a Guarantor outstanding at the time of the applicable Asset Sale with respect to which the Company or a Guarantor, as the case may be, is required to use the Net Cash Proceeds to repay or to offer to purchase and repay.

          "Outstanding" means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

               (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

               (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Guarantor or any Affiliate thereof) in trust or set aside and segregated in trust by the Company or any Guarantor or any Affiliate thereof (if the Company or such Guarantor or Affiliate shall act as Paying Agent) for the Holders of such Securities; provided, however, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

               (iii) Securities with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four, to the extent provided in Sections 4.02 and 4.03; and

               (iv) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture and in respect of which there shall not have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. The Company shall notify the Trustee, in writing, when it repurchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so repurchased or otherwise acquired. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor. If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date money sufficient to pay all accrued interest and principal with respect to such Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities shall cease to be Outstanding and interest on them shall cease to accrue. Securities may also cease to be outstanding to the extent expressly provided in Article Four.

          "Outstanding Preferred Stock" means all shares of Preferred Stock of the Company issued and outstanding as of the Issue Date.

          "Paying Agent or Agent" has the meaning set forth in Section 3.02.

          "Permitted Holders" means, at any particular date, (i) each of (A) David R. Hamilton, (B) George McFadden and (C) John McFadden; (ii) the spouse, ancestors, siblings, descendants (including children or grandchildren by adoption) of (A) any of the Persons described in clause (i) or (B) any spouse, ancestor, sibling or descendent (including children or grandchildren by adoption) of any of the Persons described in clause (i); (iii) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person's estate, executor, administrator, committee or other personal representative, in each case who shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company; (iv) any trusts created for the benefit of the Persons described in clause (i), (ii) or (iii) or any trust for the benefit of any such trust.

          "Permitted Indebtedness" has the meaning set forth in Section 10.11.

          "Permitted Investments" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) loans and advances to employees made in the ordinary course of business not to exceed $250,000 in the aggregate at any one time outstanding; (d) loans and advances to David R. Hamilton made after the Issue Date not to exceed $350,000 in the aggregate at any one time outstanding; (e) Interest Rate Protection Obligations and Currency Agreements permitted under clause (vii) or (viii) of the second paragraph of Section 10.11; (f) Investments represented by accounts receivable created or acquired in the ordinary course of business; (g) Investments in the form of the sale (on a "true-sale" non-recourse basis) of receivables transferred from the Company or any Restricted Subsidiary to an Accounts Receivable Subsidiary as a capital contribution or in exchange for Indebtedness of such Accounts Receivable Subsidiary or cash in the ordinary course of business; (h) Investments existing on the Issue Date and any renewal or replacement thereof on terms and conditions no less favorable in any respect than that existing on the Issue Date; (i) any Investment to the extent that the consideration therefor is Capital Stock (other than Redeemable Capital Stock) of the Company; and (j) bonds, Securities, debentures or other securities received in connection with an Asset Sale permitted under Section 10.15, not to exceed 15% of the total consideration in such Asset Sale.

          "Permitted Liens" means (a) Liens on property of (or Capital Stock of) a Person existing at the time such Person (i) is merged into or consolidated with the Company or any Restricted Subsidiary or (ii) becomes a Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not attach to any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger, consolidation or acquisition; (b) Liens imposed by law such as landlords', carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens securing only the Securities; (e) Liens in favor of the Company or any Restricted Subsidiary; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent for more than 90 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries; (h) Liens resulting from the deposit of cash or notes in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law, public and statutory obligations, obligations under franchise arrangements entered into in the ordinary course of business and other obligations of a similar nature arising in the ordinary course of business; (i) Liens on property of the Company securing the New Revolving Credit Facility; (j) Liens securing Indebtedness consisting of Capitalized Lease Obligations, Purchase Money Indebtedness (other than Indebtedness incurred in connection with an Asset Acquisition), mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets; provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repairs, additions or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the incurrence of such Indebtedness is permitted under Section
10.11 and (IV) such Liens attach prior to 90 days after such purchase, construction, installation, repair, addition or improvement; (k) Liens to secure any Refinancings (or successive Refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto);
(l) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice; (m) Liens on and pledges of the Capital Stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary; (n) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and the Restricted Subsidiaries, taken as a whole; (o) any interest or title of a lessor in the property subject to any lease or located on the real property subject to any lease; (p) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default; and (q) Liens on property existing at the time such property is acquired by the Company or any Restricted Subsidiary so long as such acquisition (including the assumption of any Indebtedness in connection therewith) does not violate any of the terms of the Indenture and such Liens were in existence prior to the contemplation of such acquisition and do not attach to any other property of the Company or such Restricted Subsidiary.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Physical Securities" has the meaning set forth in Section 3.03.

          "Preferred Stock" means, with respect to any Person, Capital Stock of any class or classes (however designated) of such Person which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

          "Private Exchange Securities" has the meaning set forth in the Registration Rights Agreement.

          "Private Placement Legend" shall mean the legend initially set forth in the Securities in the form set forth on Exhibit A-1.

          "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property, provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost.

          "Qualified Institutional Buyer" or "QIB" has the meaning specified in Rule 144A under the Securities Act.

          "Redeemable Capital Stock" means any class or series of Capital Stock to the extent that, either by its terms, by the terms of any security into which it is convertible or exchangeable, or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such Stated Maturity.

          "Redemption Date" means, with respect to any particular Security to be redeemed, the date fixed for such redemption pursuant to this Indenture and the terms of the Securities.

          "Redemption Price" means, with respect to any particular Security to be redeemed, the price at which such Security is to be redeemed pursuant to this Indenture and the terms of the Securities.

          "Reference Period" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

          "Refinance" means, with respect to any Indebtedness, any refinancing, redemption, retirement, renewal, replacement, extension or refunding of such Indebtedness.

          "Registrable Securities" has the meaning set forth in the Registration Rights Agreement.

          "Registrar" has the meaning set forth in Section 3.02.

          "Registration Rights Agreement" means the Registration Rights Agreement dated as of June 16, 1997 by and between the Company and the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "Regular Record Date" means the Regular Record Date specified in the Securities.

          "Regulation S" means Regulation S under the Securities Act.

          "Regulation S Global Security" means a permanent global Security in registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S under the Securities Act.

          "Required Filing Dates" has the meaning set forth in Section 10.09.

          "Responsible Officer" means, with respect to the Trustee, the chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such corporate trust matter is then referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Payment" has the meaning set forth in Section 10.13.

          "Restricted Period" has the meaning set forth in Section 3.16.

          "Restricted Security" means a Security that constitutes a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

          "Restricted Subsidiary" means any Subsidiary of the Company (other than an Accounts Receivable Subsidiary) that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with
Section 10.20. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of Section 10.20.

          "Revocation" has the meaning set forth in Section 10.20.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Securities" has the meaning set forth in the recitals of this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

          "Security Guarantee" means the guarantee by each of the Guarantors of the Securities and the Company's obligations under this Indenture.

          "Security Register" has the meaning set forth in Section 3.05.

          "Service Agreement" means the Service Agreement dated as of December 11, 1995 by and between Chemical Leaman Tank Lines, Inc. and Acumen Consulting Group, Inc., as amended and in effect from time to time.

          "Special Record Date" means, with respect to the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 3.07 hereof.

          "Stated Maturity" means, with respect to any Security or any installment of interest thereon, the dates specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest is due and payable.

          "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding shares of Voting Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of the shares of Voting Capital Stock are at the time, directly or indirectly, owned by such first named Person.

          "Subordinated Indebtedness" means, with respect to the Company, Indebtedness of the Company which is expressly subordinated in right of payment to the Securities or, with respect to any Guarantor, Indebtedness of such Guarantor which is expressly subordinated in right of payment to the Security Guarantee of such Guarantor.

          "Surviving Person" means, with respect to any Person involved in any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of its properties and assets as an entirety, the Person formed by or surviving such merger or consolidation or the Person to which such sale, assignment, conveyance, transfer or lease is made.

          "Transaction Date" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

          "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Unrestricted Securities" means one or more Securities that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A-2, including, without limitation, the Exchange Securities.

          "Unrestricted Subsidiary" means each Accounts Receivable Subsidiary and each other Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with Section 10.20. Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of Section 10.20.

          "Unutilized Net Available Proceeds" has the meaning set forth in
Section 10.15.

          "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Securities, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

          "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company and/or another Wholly-Owned Restricted Subsidiary. For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a Restricted Subsidiary.

          Section 1.02.  Rules of Construction. For all purposes of this
                         ---------------------
Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (d) the words "herein" "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (e) all references to "$" or "dollars" refer to the lawful currency of the United States of America; and

          (f) the words "include," "included" and "including" as used herein are deemed in each case to be followed by the phrase "without limitation."

          Section 1.03.  Form of Documents Delivered to Trustee. In any case
                         --------------------------------------
where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any Guarantor stating that the information with respect to such factual matters is in the possession of the Company or any Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated, with proper identification of each matter covered therein, and form one instrument.

          Section 1.04.  Acts of Holders
                         ---------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution (as provided below in subsection (b) of this Section 1.04) of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

          (c) The ownership of Securities shall be proved by the Security Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof to the same extent as the original Holder, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

          Section 1.05.  Notices, etc., to the Trustee, the Company and the
                         --------------------------------------------------
Guarantors. Any request, demand, authorization, direction, notice, consent,
----------
waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (a) the Trustee by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at 40 Broad Street, Suite 550, Fifth Floor, New York, New York 10004, with a copy to 123 South Broad Street, PA 1249, Philadelphia, Pennsylvania 19109 or at any other address previously furnished in writing to the Holders, the Company and the Guarantors by the Trustee; or

          (b) the Company or a Guarantor by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise expressly provided herein) hereunder if in writing and mailed, first-class postage prepaid, to the Company or such Guarantor addressed to it at Chemical Leaman Corporation, 102 Pickering Way, Exton, Pennsylvania 17341,
     Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company.

          Section 1.06.  Notice to Holders; Waiver. Where this Indenture
                         -------------------------
provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

          Section 1.07.  Conflict with Trust Indenture Act. If any provision
                         ---------------------------------
hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

          If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

          Section 1.08.  Effect of Headings and Table of Contents. The Article
                         ----------------------------------------
and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 1.09.  Successors and Assigns. All covenants and agreements in
                         ----------------------
this Indenture by the Company and the Guarantors, shall bind their respective successors and assigns, whether so expressed or not.

          Section 1.10.  Separability Clause. In case any provision in this
                         -------------------
Indenture or in the Securities or any Security Guarantee issued pursuant hereto shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 1.11.  Benefits of Indenture. Nothing in this Indenture or in
                         ---------------------
the Securities or in any Security Guarantee issued pursuant hereto, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

          Section 1.12.  GOVERNING LAW. THIS INDENTURE, THE SECURITIES AND ANY
                         -------------
SECURITY GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

          Section 1.13.  No Recourse Against Others. A director, officer,
                         --------------------------
employee or stockholder, as such, of the Company or of a Guarantor shall not have any liability for any obligations of the Company or a Guarantor under the Securities, the Security Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

          Section 1.14.  Independence of Covenants. All covenants and agreements
                         -------------------------
in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

          Section 1.15.  Exhibits. All exhibits attached hereto are by this
                         --------
reference made a part hereof with the same effect as if herein set forth in full.

          Section 1.16.  Counterparts. This Indenture may be executed in any
                         ------------
number of counterparts and by telecopier, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          Section 1.17.  Duplicate Originals. The parties may sign any number of
                         -------------------
copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                                  ARTICLE TWO

                                 SECURITY FORM

          Section 2.01.  Form and Dating.  The Initial Securities and the
                         ---------------
Exchange Securities and the Trustee's certificate of authentication with respect thereto shall be in substantially the forms set forth, or referenced, in Exhibit A-1 and Exhibit A-2, respectively, annexed hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of the Depository, any clearing agency or any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. The definitive Securities shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities. Each Security shall be dated the date of its issuance and shall show the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are expressly made, a part of this Indenture.

                                 ARTICLE THREE

                                THE SECURITIES

          Section 3.01.  Title and Terms.  The aggregate principal amount of
                         ---------------
Securities which may be authenticated and delivered under this Indenture is limited to $100,000,000 in aggregate principal amount of Securities, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.03, 3.04, 3.05, 3.06, 9.06, 10.10, 10.15 or 11.08.

          The final Stated Maturity of the Securities shall be June 15, 2005, and the Securities shall bear interest at the rate of 10-3/8% per annum from the Issue Date or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable semi-annually thereafter on June 15 and December 15, in each year, commencing on December 15, 1997, to the Holders of record at the close of business on the June 1 and December 1, respectively, immediately preceding such Interest Payment Dates, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand. The Securities shall be redeemable at the option of the Company as provided in Article Eleven and paragraphs 2 and 3 on the reverse of the Securities.

          At the election of the Company, the entire Indebtedness on the Securities or certain of the Company's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

          Section 3.02.  Registrar and Paying Agent. The Company shall maintain
                         --------------------------
an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Securities may be presented for registration of transfer or for exchange (the

"Registrar"), an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Securities may be presented for payment (the "Paying Agent" or "Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities, the Security Guarantees and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" or "Agent" includes any additional paying agent. The Company may act as its own Paying Agent, except for the purposes of payments on account of principal on the Securities pursuant to Sections 10.10 and 10.15.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 6.07. The Company initially appoints the Trustee as the Registrar and Paying Agent and agent for service of notices and demands in connection with the Securities.

          Section 3.03.  Execution and Authentication. The Initial Securities
                         ----------------------------
and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 hereto. The Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-2 hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement thereon. Each Security shall be dated the date of issuance and shall show the date of its authentication.

          The terms and provisions contained in the Securities annexed hereto as Exhibits A-1 and A-2 shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Securities offered and sold in reliance on Rule 144A and Securities offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A-1, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Securities offered and sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) shall, and Securities issued in exchange for interests in a Global Security pursuant to
Section 3.16 may, be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A-1 hereto (the "Physical Securities").

          All Securities offered and sold in reliance on Regulation S shall remain in the form of a Global Security until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; provided, however, that all of the time periods specified in the Registration Rights Agreement to be complied with by the Company have been so complied with.

          Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign, and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company, by manual or facsimile signature.

          If an Officer or Assistant Secretary whose signature is on a Security was an Officer or Assistant Secretary, as the case may be, at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

          The Trustee shall authenticate (i) Initial Securities for original issue in an aggregate principal amount not to exceed $100,000,000, (ii) Private Exchange Securities from time to time only in exchange for a like principal amount of Initial Securities and (iii) Unrestricted Securities from time to time only in exchange for (A) a like principal amount of Initial Securities or (B) a like principal amount of Private Exchange Securities, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated, whether the Securities are to be Initial Securities, Private Exchange Securities or Unrestricted Securities and whether (subject to this Section 3.03) the Securities are to be issued as Physical Securities or Global Securities and such other information as the Trustee may reasonably request. The aggregate principal amount of Securities outstanding at any time may not exceed $100,000,000, except as provided in Section 3.06.

          Notwithstanding the foregoing, all Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote or consent) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Securities shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

          Section 3.04.  Temporary Securities. Until definitive Securities are
                         --------------------
prepared and ready for delivery, the Company may execute and upon a Company Order the Trustee shall authenticate and deliver temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities, in any authorized denominations, but may have variations that the

Company reasonably considers appropriate for temporary Securities as conclusively evidenced by the Company's execution of such temporary Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay but in no event later than the date that the Exchange Offer is consummated. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of like tenor and of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          Section 3.05.  Transfer and Exchange. The Company shall cause to be
                         ---------------------
kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being sometimes referred to herein as the "Security Register") in which, subject to such reasonable regulations as the Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges of Securities. The Trustee is hereby initially appointed Registrar for the purpose of registering Securities and transfers of Securities as herein provided.

          Subject to Sections 3.15 and 3.16, when Securities are presented to the Registrar or a co-Registrar with a request from the Holder of such Securities to register the transfer or exchange for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer or exchange in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. Whenever any Securities are so presented for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. No service charge shall be made to the Securityholder for any registration of transfer or exchange. The Company may require from the Securityholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Sections 9.06, 10.10, 10.15 or 11.08 hereof (in which events the Company will be responsible for the payment of all such taxes which arise solely as a result of the transfer or exchange and do not depend on the tax status of the Holder). The Trustee shall not be required to exchange or register the transfer of any Security for a period of 15 days immediately preceding the first mailing of notice of redemption of Securities to be redeemed or of any Security selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not to be redeemed.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Any Holder of a beneficial interest in a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Securities may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book-entry system.

          Section 3.06.  Mutilated, Destroyed, Lost and Stolen Securities. If a
                         ------------------------------------------------
mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall execute and upon a Company Order, the Trustee shall authenticate and deliver a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding, if the Holder of such Security furnishes to the Company and to the Trustee, in the case of such loss, destruction or theft, evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Security and, in the case of such loss, destruction or theft, an indemnity bond shall be posted by such Holder, sufficient in the judgment of the Company or the Trustee, as the case may be, to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if such Security is replaced. The Company may charge such Holder for the Company's expenses in replacing such Security (including (i) expenses of the Trustee charged to the Company and (ii) any tax or other governmental charge that may be imposed) and the Trustee may charge the Company for the Trustee's expenses in replacing such Security.

          Every replacement Security issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          Section 3.07.  Payment of Interest; Interest Rights Preserved.
                         ----------------------------------------------
Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (a) or
(b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this subsection (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).

          (b) The Company may elect to make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection (b), such payment shall be deemed practicable by the Trustee. The Trustee shall be entitled to rely on an Opinion of Counsel regarding the legality of any proposed payment pursuant to this subsection (b).

          Subject to the foregoing provisions of this Section 3.07, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          Section 3.08.  Persons Deemed Owners. Prior to and at the time of due
                         ---------------------
presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name any Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          Section 3.09.  Cancellation. All Securities surrendered for payment,
                         ------------
redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company and any Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or such Guarantor may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer or exchange, redemption or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.09, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that the canceled Securities be returned to it. The Trustee shall provide the Company a list of all Securities that have been canceled from time to time as requested by the Company.

          Section 3.10.  Computation of Interest. Interest on the Securities
                         -----------------------
shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

          Section 3.11.  Legal Holidays. In any case where any Interest Payment
                         --------------
Date, Redemption Date, Change of Control Purchase Date, Asset Sale Purchase Date, date established for the payment of Defaulted Interest or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Change of Control Purchase Date, Asset Sale Purchase Date, date established for the payment of Defaulted Interest or at the Stated Maturity, as the case may be. In such event, no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, Change of Control Purchase Date, Asset Sale Purchase Date, date established for the payment of Defaulted Interest or Stated Maturity, as the case may be, to the next succeeding Business Day and, with respect to any Interest Payment Date, interest for the period from and after such Interest Payment Date shall accrue with respect to the next succeeding Interest Payment Date.

          Section 3.12.  CUSIP and CINS Numbers. The Company in issuing the
                         ----------------------
Securities may use "CUSIP" and "CINS" numbers (if then generally in use), and if the Company does so, the Trustee shall use the CUSIP or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice shall state that no representation is made as to the correctness or accuracy of the CUSIP or CINS number, as the case may be, printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee in writing of any change in the CUSIP or CINS number of any type of Securities.

          Section 3.13.  Paying Agent To Hold Money in Trust. Each Paying Agent
                         -----------------------------------
shall hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. Money held in trust by the Paying Agent need not be segregated, except as required by law and except if the Company, any Guarantor or any of their respective Affiliates is acting as Paying Agent, and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default, upon a Company Order to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          Section 3.14.  Deposits of Monies. Prior to 12:00 p.m. noon New York
                         ------------------
City time on each Interest Payment Date, Redemption Date, Stated Maturity, Change of Control Purchase Date and Asset Sale Offer Purchase Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Stated Maturity, Change of Control Purchase Date and Asset Sale Offer Purchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Stated Maturity, Change of Control Purchase Date and Asset Sale Offer Purchase Date, as the case may be.

          Section 3.15.  Book-Entry Provisions for Global Securities.
                         -------------------------------------------

          (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B hereto.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Sections 3.03 and 3.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security, or that it will cease to be a "Clearing Agency" under the Exchange Act, and in either case a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Securities.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and principal amount of authorized denominations.

          (d) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of like tenor of authorized denominations.

          (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to subparagraph (b), (c) or (d) of this Section 3.15 shall, except as otherwise provided by Section 3.16, bear the Private Placement Legend.

          (f) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          Section 3.16.  Special Transfer Provisions.
                         ---------------------------

          (a)  Transfers to Non-QIB Institutional Accredited Investors.  The
               -------------------------------------------------------
     following additional provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to any Institutional Accredited Investor which is not a QIB:

               (i) the Registrar shall register the transfer of any Initial Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Securities thereunder or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications required thereby; and

               (ii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Security, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and a decrease in the principal amount of the Global Security from which such interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and the Company shall execute, and the Trustee shall authenticate, Physical Securities in a principal amount equal to the principal amount of the Global Security to be transferred.

          (b)  Transfers to Non-U.S. Persons. The following additional
               -----------------------------
     provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to any Non-U.S. Person:

               (i) the Registrar shall register the transfer of any Initial Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Securities thereunder or (y) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto;

               (ii) if the proposed transferee is an Agent Member and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Regulation S Global Security, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred;

               (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Security, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Security from which such interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of the Global Security to be transferred; and

               (iv) Until the 41st day after the Issue Date (the "Restricted Period"), an owner of a beneficial interest in the Regulation S Global Security may not transfer such interest to a transferee that is a U.S. person or for the account or benefit of a U.S. person within the meaning of Rule 902(o) of the Securities Act. During the Restricted Period, all beneficial interests in the Regulation S Global Security shall be transferred only through Cedel or Euroclear, either directly if the transferor and transferee are participants in such systems, or indirectly through organizations that are participants therein.

          (c)  Transfers to QIBs.  The following provisions shall apply with
               -----------------
     respect to the registration of any proposed transfer of an Initial Security to a QIB (excluding Non-U.S. Persons):

               (i) the Registrar shall register the transfer of any Initial Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Security thereunder or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

               (ii) if the proposed transferee is an Agent Member and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the 144A Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Security in an amount equal to the principal amount of Physical Securities to be transferred, and the Trustee shall cancel the Physical Security so transferred; and

               (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Security from which interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the 144A Global Security in an amount equal to the principal amount of the Global Security to be transferred.

          (d)  Private Placement Legend.  Upon the registration of transfer,
               ------------------------
     exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section 3.16 exist, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

          (e)  Other Transfers.  If a Holder proposes to transfer a Security
               ---------------
     constituting a Restricted Security pursuant to any exemption from the registration requirements of the Securities Act other than as provided for by Section 3.16(a), (b) and (c), the Registrar shall only register such transfer or exchange if such transferor delivers an Opinion of Counsel satisfactory to the Company and the Registrar that such transfer is in compliance with the Securities Act and the terms of this Indenture.

          (f)  General.  By its acceptance of any Security bearing the Private
               -------
     Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.15 or this Section 3.16.

          The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

                                 ARTICLE FOUR

                       DEFEASANCE OR COVENANT DEFEASANCE

          Section 4.01.  Company's Option To Effect Defeasance or Covenant
                         -------------------------------------------------
Defeasance.  The Company may, at its option by Board Resolution, at any time,
----------
with respect to the Securities, elect to have either Section 4.02 or Section
4.03 be applied to all of the Outstanding Securities (the "Defeased Securities"), upon compliance with the conditions set forth below in this Article Four.

          Section 4.02.  Defeasance and Discharge. Upon the Company's exercise
                         ------------------------
under Section 4.01 of the option applicable to this Section 4.02, the Company and each Guarantor shall be deemed to have been discharged from their obligations with respect to the Defeased Securities and the related Security Guarantees on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 4.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, and, upon Company Request, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder:

          (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section 4.04 and as more fully set forth in such Section 4.04, payments in respect of the principal of, premium, if any, and interest on such Defeased Securities when such payments are due,

          (b) the Company's obligations with respect to such Defeased Securities under Sections 3.04, 3.05, 3.06, 10.02 and 10.03,

          (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under
     Section 6.07, and

          (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section 4.03 with respect to the Securities.

          Section 4.03.  Covenant Defeasance. Upon the Company's exercise under
                         -------------------
Section 4.01 of the option applicable to this Section 4.03, the Company and each Guarantor shall be released from their obligations under any covenant or provision contained in Sections 10.06 through 10.21 and the provisions of Articles Eight shall not apply, with respect to the Defeased Securities, on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in Sections 10.06 through 10.21 or Article Eight, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c) or (d), but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

          Section 4.04.  Conditions to Defeasance or Covenant Defeasance. The
                         -----------------------------------------------
following shall be the conditions to application of either Section 4.02 or
Section 4.03 to the Defeased Securities:

               (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) cash in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal, premium, if any, and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in any such case, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest on the Defeased Securities at the Stated Maturity of such principal or installment of principal, premium, if any, or interest; provided, however, that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

               (2) No Default shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5.01(h), (i) or (j) are concerned, at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

               (3) Neither the Company nor any Subsidiary of the Company is an "insolvent person" within the meaning of any applicable Bankruptcy Law on the date of such deposit or at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

               (4) Such defeasance or covenant defeasance shall not cause the Trustee for the Securities to have a conflicting interest in violation of
Section 6.08 and for purposes of the Trust Indenture Act with respect to any securities of the Company or any Guarantor;

               (5) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound;

               (6) In the case of an election under Section 4.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

               (7) In the case of an election under Section 4.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

               (8) The Company shall have delivered to the Trustee, an Opinion of Counsel to the effect that, immediately following the ninety-first day after the deposit, the trust funds established pursuant to this Article Four will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. Federal or state law;

               (9) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 4.02 or 4.03 was not made by the Company with the intent of preferring the Holders or any Guarantor over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

               (10) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent (other than conditions requiring the passage of time) provided for relating to either the defeasance under Section 4.02 or the covenant defeasance under Section 4.03 (as the case may be) have been complied with as contemplated by this Section 4.04 and (ii) if any other Indebtedness of the Company or any Guarantor shall then be outstanding or committed, such defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness. Opinions of Counsel required to be delivered under this Section 4.04 may have such qualifications as are customary for opinions of the type required.

          Section 4.05.  Deposited Money and U.S. Government Obligations To Be
                         -----------------------------------------------------
Held in Trust; Other Miscellaneous Provisions. Subject to the proviso of the
---------------------------------------------
last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.05, the "Trustee") pursuant to Section 4.04 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Guarantor) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee and hold it harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Securities.

          Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 4.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

          Section 4.06.  Reinstatement. If the Trustee or Paying Agent is unable
                         -------------
to apply any money or U.S. Government Obligations in accordance with Section
4.02 or 4.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and of any Guarantor under this Indenture, the Securities and any Security Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to
Section 4.02 or 4.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be; provided, however, that if the Company makes any payment of principal, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

                                 ARTICLE FIVE

                                   REMEDIES

          Section 5.01.  Events of Default. "Event of Default," wherever used
                         -----------------
herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of the principal of or premium, if any, when due and payable, on any of the Securities (at its Stated Maturity, upon optional redemption, required purchase, scheduled principal payment or otherwise); or

          (b) default in the payment of an installment of interest on any of the Securities, when due and payable, continued for 30 days or more; or

          (c) the Company or any Guarantor fails to comply with any of its obligations described under Article Eight or Section 10.10 or 10.15; or

          (d) the Company or any Guarantor fails to perform or observe any other term, covenant or agreement contained in the Securities, the Security Guarantees or this Indenture (other than a default specified in (a), (b) or (c) above) for a period of 30 days after written notice of such failure requiring the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding; or

          (e) default or defaults under one or more agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5.0 million individually or in the aggregate and either (i) such Indebtedness is already due and payable in full or (ii) such default or defaults results in the acceleration of the maturity of such Indebtedness; or

          (f) any Security Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under any Security Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Security Guarantee in accordance with Section 13.03); or

          (g) one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $5.0 million either individually or in the aggregate shall have been rendered against the Company or any Restricted Subsidiary or any of their respective properties and shall not have been discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment, order or decree, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) the Company or any Material Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy Law:

               (i)   commences a voluntary case or proceeding;

               (ii) consents to the making of a Bankruptcy Order in an involuntary case or proceeding or the commencement of any case against it;

               (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

               (iv) makes a general assignment for the benefit of its creditors;

               (v) files an answer or consent seeking reorganization or relief;

               (vi) shall admit in writing its inability to pay its debts generally; or

               (vii) consents to the filing of a petition in bankruptcy; or (i) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company or any Material Subsidiary, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days; or (j) a Custodian shall be appointed out of court with respect to the Company or any Material Subsidiary or with respect to all or any substantial part of the assets or properties of the Company or any Material Subsidiary; or (k) any holder of at least $10.0 million in aggregate principal amount of Indebtedness of the Company or any Restricted Subsidiary shall commence judicial proceedings to foreclose upon assets of the Company or any of the Restricted Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of $10.0 million or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure.

          Section 5.02.  Acceleration of Maturity; Rescission and Annulment. If
                         --------------------------------------------------
(x) an Event of Default (other than an Event of Default specified in Section 5.01(h), (i) or (j) with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding shall, declare the principal of, premium, if any, and accrued and unpaid interest on all Outstanding Securities to and including the date such Securities are paid to become due and payable immediately by a notice in writing to the Company (and to the Trustee, if given by the

Holders) and upon any such declaration such principal, premium, if any, and interest, shall become immediately due and payable. If an Event of Default specified in Section 5.01(h), (i) or (j) with respect to the Company occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest on all the Securities then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities. At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article Five, the Holders of a majority in aggregate principal amount of the Securities then Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration of acceleration and its consequences if:

          (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all amounts due the Trustee under Section 6.07, including the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Securities, (iii) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate then borne by the Securities, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate then borne by the Securities; and

          (b) all Events of Default, other than the non-payment of principal of, premium, if any, and any accrued and unpaid interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

          No such rescission shall affect any subsequent Default or impair any right consequent thereon.

          Section 5.03.  Collection of Indebtedness and Suits for Enforcement by
                         -------------------------------------------------------
Trustee. The Company and each Guarantor covenant that if an Event of Default
-------
specified in Section 5.01(a) or 5.01(b) shall have occurred and be continuing, the Company and each Guarantor shall, jointly and severally, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium, if any, and interest, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate then borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company and each Guarantor fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, but is not obligated under this paragraph to, institute a judicial proceeding for the collection of the sums so due and unpaid and may, but is not obligated under this paragraph to, prosecute such proceeding to judgment or final decree, and may, but is not obligated under this paragraph to, enforce the same against the Company, any Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any Guarantor or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion, but is not obligated under this paragraph to, (i) proceed to protect and enforce its rights and the rights of the Holders under this Indenture or any Security Guarantee by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted herein, including, without limitation, seeking recourse against any Guarantor or
(ii) proceed to protect and enforce any other proper remedy, including, without limitation, seeking recourse against any Guarantor. No recovery of any such judgment upon any property of the Company or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

          Section 5.04.  Trustee May File Proofs of Claims. In case of the
                         ---------------------------------
pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities, including each Guarantor or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian, in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 5.05.  Trustee May Enforce Claims Without Possession of
                         ------------------------------------------------
Securities. All rights of action and claims under this Indenture, the Securities
----------
or any Security Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          Section 5.06.  Application of Money Collected. Any money collected by
          ------------------------------
the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          First: to the Trustee for amounts due under Section 6.07;

          Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

          Third: to Holders for principal and premium, if any, owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and premium, if any; and

          Fourth: the balance, if any, to the Company.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 5.06.

          Section 5.07.  Limitation on Suits. No Holder of any Securities shall
                         -------------------
have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default; (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder; (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (d) the Trustee for 15 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (e) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Security or any Security Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Security or any Security Guarantee, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

          Section 5.08.  Unconditional Right of Holders To Receive Principal,
                         ----------------------------------------------------
Premium and Interest. Notwithstanding any other provision in this Indenture,
--------------------
each Holder of a Security shall have the right, which is absolute and unconditional, to receive cash payment of the principal of, premium, if any, and (subject to Section 3.07 hereof) interest on such Security on the respective

Stated Maturities expressed in such Security (or, in the case of redemption, a Change of Control Offer or Asset Sale Offer, on the Redemption Date, Change of Control Purchase Date or Asset Sale Offer Purchase Date, respectively) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          Section 5.09.  Restoration of Rights and Remedies. If the Trustee or
                         ----------------------------------
any Holder has instituted any proceeding to enforce any right or remedy under this Indenture, any Security or any Security Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, each of the Guarantors, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          Section 5.10.  Rights and Remedies Cumulative. No right or remedy
                         ------------------------------
herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 5.11.  Delay or Omission Not Waiver. No delay or omission of
                         ----------------------------
the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          Section 5.12.  Control by Majority. The Holders of a majority in
                         -------------------
aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that:

          (a) such direction shall not be in conflict with any rule of law or with this Indenture, any Security or any Security Guarantee or expose the Trustee to personal liability; and

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          Section 5.13.  Waiver of Past Defaults. The Holders of not less than a
                         -----------------------
majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default (a) in the payment of the principal of, premium, if any, or interest on any Security or (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected thereby.

          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          Section 5.14.  Undertaking for Costs. All parties to this Indenture
                         ---------------------
agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, a Change of Control Offer or Asset Sale Offer, on or after the Redemption Date, Change of Control Purchase Date or Asset Sale Offer Purchase Date, respectively).

          Section 5.15.  Waiver of Stay, Extension or Usury Laws.  Each of the
                         ---------------------------------------
Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SIX

                                  THE TRUSTEE

          Section 6.01.  Certain Duties and Responsibilities
                         -----------------------------------

          (a) Except during the continuance of an Event of Default, (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by the provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

          Section 6.02.  Notice of Defaults.  Within 90 days after the
                         -------------------
occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

          Section 6.03.  Certain Rights of Trustee.  Subject to Section 6.01
                         --------------------------
hereof and the provisions of Section 315 of the Trust Indenture Act:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company or any Guarantor may be sufficiently evidenced by a Board Resolution thereof;

          (c) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction;

          (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, however, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          Section 6.04.  Trustee Not Responsible for Recitals, Dispositions of
                         -----------------------------------------------------
Securities or Application of Proceeds Thereof. The recitals contained herein and
----------------------------------------------
in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or of any Security Guarantee except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1, if any, to be supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

          Section 6.05.  Trustee and Agents May Hold Securities; Collections;
                         ----------------------------------------------------
Etc. The Trustee, any Paying Agent, Registrar or any other agent of the Company,
----
in its individual or any
other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent and, subject to Section 6.08 hereof and Sections 310 and 311 of the Trust Indenture Act, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

          Section 6.06.  Money Held in Trust.  All moneys received by the
                         --------------------
Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder.

          Section 6.07.  Compensation and Indemnification of Trustee and Its
                         ---------------------------------------------------
Prior Claim. The Company and each Guarantor covenant and agree:
-----------

          (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, fees, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, fees, and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith; and

          (c) to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this The obligations of the Company and each Guarantor under this Section 6.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, fees, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture. To secure the obligations of the Company and of each Guarantor to the Trustee under this Section 6.07, the Trustee shall have a prior Lien upon all property and funds held or collected by the Trustee as such, except funds and property paid by the Company or any Guarantor and held in trust for the benefit of the Holders of particular Securities or for the purchase price or redemption price of any Securities to be purchased pursuant to Section 10.10 or 10.15 or to be redeemed pursuant to Article Eleven.

          Section 6.08.  Conflicting Interests.  The Trustee shall be subject to
                         ----------------------
and comply with the provisions of Section 310(b) of the Trust Indenture Act.

          Section 6.09.  Corporate Trustee Required; Eligibility.  There shall
                         ----------------------------------------
at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Sections

310(a)(1) and (2) and which shall have a combined capital and surplus of at least $100,000,000, and have a Corporate Trust Office in the Borough of Manhattan in The City of New York, State of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

          Section 6.10.  Resignation and Removal; Appointment of Successor
                         -------------------------------------------------
Trustee
-------

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

          (b) The Trustee, or any trustee or trustees hereinafter appointed, may at any time resign by giving written notice thereof to the Company at least 20 Business Days prior to the date of such proposed resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 20 Business Days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

          (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

          (d) If at any time: (1) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act in accordance with
     Section 6.08 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or (2) the Trustee shall cease to be eligible under Section 6.09 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose or rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution of its Board of Directors, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Holder of any Security who has been a bona fide Holder for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          Section 6.11.  Acceptance of Appointment by Successor.  Every
                         ---------------------------------------
successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor Trustee, upon payment of amounts due it pursuant to Section 6.07, such retiring Trustee shall duly assign, transfer and deliver to the successor Trustee all moneys and property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers, duties and obligations of the retiring Trustee. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.07.

          No successor Trustee with respect to the Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under this Article Six.

          Upon acceptance of appointment by any successor Trustee as provided in this Section 6.11, the successor shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

          Section 6.12.  Merger, Conversion, Amalgamation, Consolidation or
                         --------------------------------------------------
Succession to Business. Any corporation into which the Trustee may be merged or
-----------------------
converted or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, conversion, amalgamation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be eligible under this Article Six to serve as Trustee hereunder.

          In case at the time such successor to the Trustee under this Section
6.12 shall have succeeded to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee under this Section 6.12 may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have been authenticated.

                                 ARTICLE SEVEN

                     HOLDERS' LISTS AND REPORTS BY TRUSTEE

          Section 7.01.  Preservation of Information; Company To Furnish
                         -----------------------------------------------
Trustee Names and Addresses of Holders
--------------------------------------

          (a) The Trustee shall preserve the names and addresses of the Securityholders and otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders. Neither the Company nor the Trustee shall be under any responsibility with regard to the accuracy of such list.

          (b) The Company will furnish or cause to be furnished to the Trustee (i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and (ii) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

     provided, however, that if and so long as the Trustee shall be the Registrar, no such list need be furnished pursuant to this Subsection 7.01(b).

          Section 7.02.  Communications of Holders.  Holders may communicate
                         -------------------------
with other Holders with respect to their rights under this Indenture or under the Securities pursuant to Section 312(b) of the Trust Indenture Act. The Company and the Trustee and any and all other persons benefited by this Indenture shall have the protection afforded by Section 312(c) of the Trust Indenture Act.

          Section 7.03.  Reports by Trustee.  Within 60 day after May 15 of each
                         -------------------
year commencing with the first May 15 following the date of this Indenture, the Trustee shall mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such May 15, in accordance with, and to the extent required under Section 313 of the Trust Indenture Act. At the time of its mailing to Holders, a copy of each such report shall be filed by the Trustee with the Company, the Commission and with each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

                                 ARTICLE EIGHT


                  CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

          Section 8.01.  Company May Consolidate, etc., Only on Certain Terms.
                         -----------------------------------------------------

          (a) The Company shall not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Company shall not permit any of the Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries (determined on a consolidated basis for the Company and the Restricted Subsidiary), to any Person or Persons, unless at the time and after giving effect thereto:

               (i) either (A)(1) if the transaction or transactions is a merger or consolidation involving the Company, the Company shall be the Surviving Person of such merger or consolidation or (2) if the transaction or transactions is a merger or consolidation involving a Restricted Subsidiary, such Restricted Subsidiary shall be the Surviving Person of such merger or consolidation, or (B)(1) the Surviving Person shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (2)(x) in the case of a transaction involving the Company, the Surviving Person shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture and the Registration Rights Agreement, and in each case, this Indenture and the Registration Rights Agreement shall remain in full force and effect, or (y) in the case of a transaction involving a Restricted Subsidiary that is a Guarantor, the Surviving Person shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Restricted Subsidiary under its Security Guarantee and this Indenture and the Registration Rights Agreement, and in each case, this Indenture and the Registration Rights Agreement shall remain in full force and effect;

               (ii) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, no Default shall have occurred and be continuing;

               (iii) the Company, or the Surviving Person, as the case may be, immediately after giving effect to such transaction or series of related transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 10.11; and (iv) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Company, or the Surviving Person, as the case may be, shall have a Consolidated Net Worth not less than the Consolidated Net Worth of the Company immediately prior to such transaction or series of related transactions.

          (b) No Guarantor (other than a Guarantor whose Security Guarantee is to be released in accordance with Section 13.03) shall, in any transaction or series of related transactions, consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Guarantor and whether or not such Guarantor is the Surviving Person, unless:

               (i) the Surviving Person (if other than such Guarantor) is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia;

               (ii) the Surviving Person (if other than such Guarantor) expressly assumes by a supplemental indenture all the obligations of such Guarantor under its Security Guarantee and the performance and observance of every covenant of this Indenture and the Registration Rights Agreement to be performed or observed by such Guarantor;

               (iii) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, no Default shall have occurred and be continuing; and

               (iv) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, such Guarantor, or the Surviving Person, as the case may be, shall have a Consolidated Net Worth not less than the Consolidated Net Worth of such Guarantor immediately prior to such transaction or series of related transactions.

          (c) In connection with any consolidation, merger, transfer, lease or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of counsel, each stating that such consolidation, merger, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements of this Indenture. In addition, each Guarantor, in the case of a transaction described in paragraph (a) of this Section 8.01, unless it is the other party to the transaction or unless its Security Guarantee will be released and discharged in accordance with its terms as a result of the transaction, will be required to confirm, by supplemental indenture, that its Security Guarantee will continue to apply to the obligations of the Company or the Surviving Person under the Indenture.

          Section 8.02.  Successor Substituted.  Upon any consolidation or
                         ----------------------
merger of the Company or any Guarantor or any transfer of all or substantially all of the assets of the Company in accordance with Section 8.01, in which the Company or a Guarantor is not the Surviving Person, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities and the Registration Rights Agreement or such Guarantor under this Indenture, the Security Guarantee of such Guarantor and the Registration Rights Agreement, as the case may be, with the same effect as if such successor corporation had been named as the Company or Guarantor, as the case may be, herein and therein; and thereafter, except in the case of (a) a lease or (b) any sale, assignment, conveyance, transfer, lease or other disposition to a Restricted Subsidiary of the Company or such Guarantor, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities and such Guarantor shall be discharged from all obligations and covenants under this Indenture and the Security Guarantee of such Guarantor, as the case may be.

          For all purposes of this Indenture and the Securities (including the provisions of this Article Eight and the covenants described in Sections 10.11,
10.13 and 10.16), Subsidiaries of any Surviving Person shall, upon such transaction or series of related transactions, become Restricted Subsidiaries unless and until designated as Unrestricted Subsidiaries pursuant to and in accordance with Section 10.20, and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

                                 ARTICLE NINE

                      SUPPLEMENTAL INDENTURES AND WAIVERS

          Section 9.01.  Supplemental Indentures, Agreements and Waivers Without
                         -------------------------------------------------------
Consent of Holders.  Without the consent of any Holders, the Company and the
-------------------
Guarantors, when authorized by a Board Resolution of the Board of Directors of the Company and each Guarantor, and the Trustee, at any time and from time to time, may amend, waive, modify or supplement this Indenture or the Securities or the Security Guarantees for any of the following purposes:

          (a) to evidence the succession of another person to the Company or a Guarantor, and the assumption by any such successor of the covenants of the Company or such Guarantor herein and in the Securities and/or in any Security Guarantee, as the case may be;

          (b) to add to the covenants of the Company or any Guarantor for the benefit of the Holders, or to surrender any right or power conferred upon the Company or any Guarantor, as applicable, herein, in the Securities or in any Security Guarantee, as the case may be;

          (c) to cure any ambiguity, to correct or supplement any provision herein, in the Securities or in any Security Guarantee which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture, the Securities or any Security Guarantee; provided, however, that, in each case, such provisions shall not materially adversely affect the legal rights of the Holders;

          (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 9.05 hereof or otherwise;

          (e)  to add a Guarantor pursuant to the requirements of Section
     10.17 hereof or otherwise;

          (f) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder;

          (g) to mortgage, pledge, hypothecate or grant a security interest in any property or assets in favor of the Trustee for the benefit of the Holders as security for the payment and performance of the Indenture Obligations; or

          (h) to make any other change that does not materially adversely affect the legal rights of any Holder;

     provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change, agreement or waiver does not materially adversely affect the legal rights of any Holder.

          Section 9.02.  Supplemental Indentures, Agreements and Waivers with
                         ----------------------------------------------------
Consent of Holders.  With the written consent of the Holders of not less than a
-------------------
majority in aggregate principal amount of the Outstanding Securities delivered to the Company, each Guarantor and the Trustee, the Company and each Guarantor when authorized by a Board Resolution, together with the Trustee, may amend, waive, modify or supplement any other provision of this Indenture or the Securities or the Security Guarantees; provided, however, that no such amendment, waiver, modification or supplement may, without the written consent of the Holder of each Outstanding Security affected thereby:

               (i) change the maturity of the principal of or any installment of interest on any such Security or alter the optional redemption or repurchase provisions of any such Security or this Indenture in a manner adverse to the Holders of the Securities;

               (ii) reduce the principal amount of (or the premium) of any such Security;

               (iii) reduce the rate of or extend the time for payment of interest on any such Security;

               (iv) change the place or currency of payment of principal of (or premium) or interest on any such Security;

               (v) modify any provisions of this Indenture relating to the waiver of past defaults (other than to add sections to this Indenture or the Securities subject thereto) or the right of the Holders of Securities to institute suit for the enforcement of any payment on or with respect to any such Security or any Security Guarantee or the modification and amendment provisions of this Indenture and the Securities (other than to add sections to this Indenture or the Securities which may not be amended, supplemented or waived without the consent of each Holder therein affected);

               (vi) reduce the percentage of the principal amount of Outstanding Securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any Default in respect thereof;

               (vii) waive a default in the payment of principal of, premium, if any, or interest on, or redemption payment with respect to, the Securities (except a rescission of acceleration of the Securities by the holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

               (viii) modify the ranking or priority of any Security or the Security Guarantee of any Guarantor;

               (ix) modify the provisions of any covenant (or the related definitions) in this Indenture requiring the Company to make and consummate a Change of Control Offer upon a Change of Control or an Asset Sale Offer in respect of an Asset Sale or modify any of the provisions or definitions with respect thereto in a manner materially adverse to the Holders of Securities affected thereby otherwise than in accordance with this Indenture; or

               (x) release any Guarantor from any of its obligations under its Security Guarantee or this Indenture otherwise than in accordance with this Indenture.

          Upon the written request of the Company and each Guarantor accompanied by a copy of a Board Resolution of the Board of Directors of each of them authorizing the execution of any such supplemental indenture or other agreement, instrument or waiver, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and each Guarantor in the execution of such supplemental indenture or other agreement, instrument or waiver.

          It shall not be necessary for any Act of Holders under this Section
9.02 to approve the particular form of any proposed supplemental indenture or other agreement, instrument or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

          Section 9.03.  Execution of Supplemental Indentures, Agreements and
                         ----------------------------------------------------
Waivers. In executing, or accepting the additional trusts created by, any
-------
supplemental indenture, agreement, instrument or waiver permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section
6.01 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate from each obligor under the Securities entering into such supplemental indenture, agreement, instrument or waiver, each stating that the execution of such supplemental indenture, agreement, instrument or waiver
(a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company, any Guarantor or any other Subsidiary of the Company. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement, instrument or waiver which affects the Trustee's own rights, duties or immunities under this Indenture, the Securities, any Security Guarantee or otherwise.

          Section 9.04.  Effect of Supplemental Indentures.  Upon the execution
                         ----------------------------------
of any supplemental indenture under this Article Nine, this Indenture, the Securities, if applicable, and/or the applicable Security Guarantee shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture, the Securities, if applicable, and/or the applicable Security Guarantee, as the case may be, for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          Section 9.05.  Conformity with Trust Indenture Act.  Every
                         ------------------------------------
supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

          Section 9.06.  Reference in Securities to Supplemental Indentures.
                         ---------------------------------------------------
Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and each Guarantor and authenticated and delivered by the Trustee upon a Company Order in exchange for Outstanding Securities.

          Section 9.07.  Record Date.  The Company may, but shall not be
                         ------------
obligated to, fix, a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and shall promptly notify the Trustee of any such record date. If a record date is fixed, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

          Section 9.08.  Revocation and Effect of Consents.  Until an amendment
                         ----------------------------------
or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if a notation of the consent is not made on any Security. However, any such Holder, or subsequent Holder, may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver shall become effective in accordance with its terms and thereafter bind every Holder.

                                  ARTICLE TEN

                                   COVENANTS

          Section 10.01.  Payment of Principal, Premium and Interest.  The
                          -------------------------------------------
Company shall duly and punctually pay the principal of, premium, if any, and interest on the Securities in accordance with the terms of the Securities, this Indenture and the Registration Rights Agreement.

          Section 10.02.  Maintenance of Office or Agency.  The Company shall
                          --------------------------------
maintain in the Borough of Manhattan in The City of New York, State of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee at its Corporate Trust Office shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York, State of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, State of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

          Section 10.03.  Money for Security Payments To Be Held in Trust.  If
                          -----------------------------------------------
the Company, any Guarantor or any of their respective Affiliates shall at any time act as Paying Agent, it shall, and shall cause such Guarantor or Affiliate to, if applicable, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act. If the Company is not acting as Paying Agent, the Company shall, on or before each due date of the principal of, premium, if any, or interest on, any Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act. If the Company is not acting as Paying Agent, the Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

          (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

          (b) give the Trustee notice of any Default by the Company or any Guarantor (or any other obligor upon the Securities) in the making of any payment of principal of, premium, if any, or interest on the Securities;

          (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

          (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company upon receipt of a Company Request therefor, or (if then held by the Company) will be discharged from such trust; and the Holder of such Security will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, at the option of the Company in the New York Times or the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

          Section 10.04.  Corporate Existence.  Subject to Article Eight, the
                          --------------------
Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company and each of the Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the

Company and the Restricted Subsidiaries as a whole and that the loss thereof is not adverse in any material respect to the Holders; provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary of the Company or any of its assets in compliance with the terms of this Indenture.

          Section 10.05. Payment of Taxes and Other Claims.  The Company shall
                         ---------------------------------
pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed (i) upon the Company or any of the Restricted Subsidiaries or (ii) upon the income, profits or property of the Company or any of the Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies, which, if unpaid, could reasonably be expected to become a Lien upon the property of the Company or any of the Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and for which appropriate provision has been made.

          Section 10.06. Maintenance of Properties.  The Company shall cause all
                         -------------------------
material properties owned or leased by the Company or any of the Restricted Subsidiaries or used or held for use in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 10.06 shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company (as evidenced by a Board Resolution of the Board of Directors of the Company), desirable in the conduct of its business or the business of any of the Restricted Subsidiaries and is not disadvantageous in any material respect to the Holders.

          Section 10.07. Insurance.  The Company shall maintain, and shall cause
                         ---------
the Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, and workers' compensation insurance.

          Section 10.08. Books and Records.  The Company shall keep proper books
                         -----------------
of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Restricted Subsidiary of the Company in compliance with GAAP.

          Section 10.09. Provision of Financial Statements.  For so long as the
                         ---------------------------------
Securities are outstanding, whether or not the Company or any Guarantor is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company and the Guarantors shall file with the Commission (if permitted by Commission practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company or the Guarantors would have been required to file with the Commission pursuant to such
Section 13(a) or 15(d) or any successor provision thereto if the Company or the Guarantors were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company or the Guarantors would have been required so to file such documents if the Company or the Guarantors were so subject. The Company and the Guarantors shall also in any event (a) within 15 days after each Required Filing Date (whether or not permitted or required to be filed with the Commission) (i) transmit (or cause to be transmitted) by mail to all Holders of Securities, as their names and addresses appear in the Security Register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company or the Guarantors are required to file with the Commission pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company and the Guarantors with the Commission is not permitted by Commission practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder of Securities. In addition, for so long as any Securities remain outstanding, the Company and the Guarantors shall furnish to the Holders of Securities and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Securities, if not obtainable from the Commission, information of the type that would be filed with the Commission pursuant to the foregoing provisions, upon the request of any such holder.

          Section 10.10. Change of Control.  Following the occurrence of a
                         -----------------
Change of Control (the date of such occurrence, the "Change of Control Date"), the Company shall notify the Holders of Securities in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer"), within 20 days after the Change of Control Date, all Securities then Outstanding at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date fixed for purchase of Securities validly tendered and not withdrawn, which date shall not be earlier than the 20th Business Day following the mailing of the Change of Control Offer or later than the last day such Change of Control Offer is required to remain open by applicable law (the "Change of Control Purchase Date"). Failure to mail the notice of a Change of Control Offer on the date specified below or to have satisfied the foregoing condition precedent by the date that such notice is required to be mailed will constitute a covenant Default under Section 5.01(c).

          Notice of a Change of Control Offer shall be mailed by the Company not more than 20 days after the Change of Control Date to the Holders of Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days or such longer period as may be required by applicable law. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

          (a)  that the Change of Control Offer is being made pursuant to this
     Section 10.10 and that all Securities tendered into the Change of Control Offer will be accepted for payment; and that the Change of Control Offer shall remain open for a period of 20 Business Days or such longer period as may be required by applicable law.

          (b) the purchase price (including the amount of accrued interest, if any) for each Security, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

          (c) that any Security not tendered for payment shall continue to accrue interest in accordance with the terms thereof;

          (d) that, unless the Company shall default in the payment of the purchase price, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

          (e) that Holders electing to have Securities purchased pursuant to a Change of Control Offer shall be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

          (f) that Holders of Securities shall be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of the Holders, the principal amount of Securities the Holders delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

          (g) that Holders whose Securities are purchased only in part shall be issued Securities of like tenor equal in principal amount to the unpurchased portion of the Securities surrendered;

          (h) the instructions that Holders must follow in order to tender their Securities; and

          (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the Commission pursuant to the Exchange Act (or, if the Company is not permitted to file any such reports with the Commission, the comparable reports prepared pursuant to Section 10.09), a description of material developments in the Company's business, information with respect to pro forma historical financial position and results of operations after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control and Change of Control Offer as would, in the good faith judgment of the Company, be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Change of Control Offer.

          On the Change of Control Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security of like tenor equal in principal amount to any unpurchased portion of the Security surrendered. Any

Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date. The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other applicable securities laws or regulations and any applicable requirements of any securities exchange on which the Securities are listed in connection with the repurchase of Securities pursuant to a Change of Control Offer, and any violations of this Section 10.10 occurring as a result of such compliance shall not be deemed a Default.

          Section 10.11. Limitation on Indebtedness.  The Company shall not, and
                         --------------------------
shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, issue, guarantee or in any manner become liable for or with respect to, contingently or otherwise (in each case, to "incur"), the payment of any Indebtedness (including any Acquired Indebtedness); provided, however, that (i) the Company may incur Indebtedness (including Acquired Indebtedness) and (ii) a Restricted Subsidiary may incur Acquired Indebtedness, if, in either case, immediately after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to (i) if the date of such incurrence is on or prior to December 31, 2000, 2.00:1.0, and (ii) if the date of such incurrence is after December 31, 2000, 2.25:1.0.

          Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, "Permitted Indebtedness"):

               (i) Indebtedness of the Company under the New Revolving Credit Facility in an aggregate principal amount at any time outstanding not to exceed $20.0 million (it being understood that additional Indebtedness may be incurred under the New Revolving Credit Facility pursuant to the other provisions of this Section 10.11);

               (ii) Indebtedness of the Company or any Guarantor under the Indenture and the Securities;

               (iii) Indebtedness of the Company or any Restricted Subsidiary not otherwise referred to in this paragraph that is outstanding on the Issue Date, except Indebtedness to be repaid as described under "Use of Proceeds" in the Offering Memorandum;

               (iv) Indebtedness of the Company or any Restricted Subsidiary in respect of performance bonds, bankers' acceptances, letters of credit of the Company or any Restricted Subsidiary and surety bonds provided by the Company or any Restricted Subsidiary in the ordinary course of business, not to exceed $10.0 million in the aggregate at any time outstanding;

               (v) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary, and Indebtedness of the Company owed to and held by any Restricted Subsidiary which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under this Indenture and the Securities; provided, however, that an incurrence of Indebtedness that is not permitted by this clause (v) shall be deemed to have occurred upon (a) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary referred to in this clause
          (v) to a Person (other than the Company or any Restricted Subsidiary),
          (b) any sale or other disposition of Capital Stock of any Restricted Subsidiary which holds Indebtedness of the Company or another Restricted Subsidiary such that such Restricted Subsidiary ceases to be a Restricted Subsidiary and (c) the designation of a Restricted Subsidiary which holds Indebtedness of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary;

               (vi) any guarantee of Indebtedness by a Restricted Subsidiary incurred in compliance with Section 10.17;

               (vii) Interest Rate Protection Obligations of the Company or any Restricted Subsidiary covering Indebtedness of the Company or such Restricted Subsidiary (which Indebtedness (a) bears interest at fluctuating interest rates and (b) is otherwise permitted to be incurred under this Section 10.11) to the extent the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

               (viii) Indebtedness of the Company or any Restricted Subsidiary under Currency Agreements relating to (a) Indebtedness of the Company or such Restricted Subsidiary and/or (b) obligations to purchase or sell assets or properties, in each case, incurred in the ordinary course of business of the Company; provided, however, that such Currency Agreements do not increase the Indebtedness or other obligations of the Company outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

               (ix) Purchase Money Indebtedness and Capitalized Lease Obligations of the Company or any Restricted Subsidiary not to exceed $10.0 million in the aggregate outstanding at any time;

               (x) (a) Indebtedness of the Company or any Guarantor to the extent the proceeds thereof are used to Refinance Indebtedness of the Company or any Guarantor or any Restricted Subsidiary and (b) Indebtedness of any Restricted Subsidiary that is not a Guarantor to the extent the proceeds thereof are used to Refinance Indebtedness of any Restricted Subsidiary that is not a Guarantor, in each case incurred under the first paragraph of this Section 10.11 or Indebtedness referred to under clause (iii) (other than the Indebtedness to be repaid as described under "Use of Proceeds" in the Offering Memorandum) of this paragraph; provided, however, that, in the case of either clause (a) or (b), (1) the principal amount of Indebtedness incurred pursuant to this clause (x) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness, plus any accreted value attributable thereto since the original issuance of such Indebtedness), plus the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company or a Restricted Subsidiary, as applicable, as necessary to accomplish such Refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith; and (2) Indebtedness incurred pursuant to this clause (x) shall not reduce the Average Life to Stated Maturity of the Indebtedness so refinanced; and

               (xi) in addition to the items referred to in clauses (i) through (x) above, additional Indebtedness of the Company or any Restricted Subsidiary not to exceed an aggregate principal amount at any time outstanding of $10.0 million.

          For purposes of determining compliance with this Section 10.11, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this Section 10.11, the Company in its sole discretion shall classify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types.

          Section 10.12. Statement by Officers as to Default.  The Company shall
                         -----------------------------------
deliver to the Trustee, within 45 days after the end of the first three fiscal quarters of the Company ending after the date hereof and 90 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by the chairman or a chief executive officer, the principal financial officer or principal accounting officer of the Company, stating (i) that a review of the activities of the Company during the preceding fiscal quarter or year, as applicable, has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and (ii) that, to the knowledge of each officer signing such certificate, the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants hereof (or, if a Default shall have occurred, describing all such Defaults of which such officers may have knowledge, their status and what action the Company is taking or proposes to take with respect thereto). When any Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company shall promptly notify the Trustee of such Default, notice or action and shall deliver to the Trustee by registered or certified mail or by telegram, or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days after the Company becomes aware of such occurrence and what action the Company is taking or proposes to take with respect thereto.

          Section 10.13. Limitation on Restricted Payments.  The Company shall
                         ---------------------------------
not, and shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly:

               (i) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than dividends or distributions made to the Company or a Restricted Subsidiary and dividends and distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock)); or

               (ii) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary (other than any such Capital Stock owned by the Company or a Restricted Subsidiary); or

               (iii) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than any Subordinated Indebtedness owed to and held by the Company or a Restricted Subsidiary); or make any Investment (other than a Permitted Investment) in any Person (other than in the Company, any Restricted Subsidiary or a Person that becomes a Restricted Subsidiary, or is merged with or into or consolidated with the Company or a Restricted Subsidiary (provided the Company or a Restricted Subsidiary is the survivor), as a result of or in connection with such Investment) (each such payment or Investment (other than an exception thereto) described in the preceding clauses (i), (ii), (iii) and (iv) is referred to as a "Restricted Payment"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than in cash, shall be the Fair Market Value of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment): (A) no Default shall have occurred and be continuing; (B) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 10.11; and (C) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date would not exceed the sum of (1) 50% of cumulative Consolidated Net Income of the Company during the period (treated as one accounting period) beginning on the Issue Date and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment for which consolidated financial information of the Company is available (or, if such cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit), plus (2) the aggregate net cash proceeds received by the Company either (x) as capital contributions in the form of common equity to the Company after the Issue Date or (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock but including Capital Stock issued upon the conversion of convertible Indebtedness, in exchange for outstanding Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of the Company to any Person (other than to a Restricted Subsidiary of the Company) after the Issue Date (excluding the net cash proceeds from any issuance and sale of Capital Stock financed, directly or indirectly, using funds borrowed from the

          Company or any Restricted Subsidiary until and to the extent such borrowing is repaid), plus (3) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in Consolidated Net Income and to the extent such disposition or repayment does not reduce the amount of Investments outstanding under clause (viii) of the second succeeding paragraph hereunder) equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus (4) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with Section 10.20, the Fair Market Value of the Company's interest in such Subsidiary calculated in accordance with GAAP, provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation, minus (5) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company which has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with Section 10.20.

          For purposes of the preceding clause (C)(2), upon the issuance of Capital Stock either from the conversion of convertible Indebtedness or exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights, the amount counted as net cash proceeds received will be the cash amount received by the Company at the original issuance of the Indebtedness that is so converted or exchanged or from the issuance of options, warrants or rights, as the case may be, plus the incremental amount of cash received by the Company, if any, upon the conversion, exchange or exercise thereof. None of the foregoing provisions of this
     Section 10.13 will prohibit (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the provisions of the Indenture; (ii) so long as no Default shall have occurred and be continuing or would arise therefrom, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any Person (other than to a Restricted Subsidiary); provided, however, that any such net proceeds and the value of any Capital Stock issued in exchange for such retired Capital Stock are excluded from clause (C)(2) of the second preceding paragraph; (iii) so long as no Default shall have occurred and be continuing or would arise therefrom, any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of (A) Capital Stock (other than Redeemable Capital Stock) of the Company to any Person (other than to a Restricted Subsidiary); provided, however, that any such net cash proceeds and the value of any Capital Stock issued in exchange for Subordinated Indebtedness are excluded from clause (C)(2) of the second preceding paragraph; or (B) Indebtedness of the Company or any Guarantor so long as such Indebtedness (1) is subordinated to the Securities and the Security Guarantees of such Guarantor, as the case may be, at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired, (2) has no Stated Maturity earlier than the Stated Maturity for the final scheduled principal payment of the Securities and (3) shall not reduce the Average Life to Stated Maturity of the Subordinated Indebtedness so redeemed, repurchased, acquired or retired; (iv) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with Section 10.15; (v) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of the Company or any Restricted Subsidiary, or similar securities, held by officers or employees or former officers or employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates), upon death, disability, retirement or termination of employment, not to exceed $1.0 million in any consecutive 12-month period; (vi) the payment of dividends on the Outstanding Preferred Stock as required pursuant to the terms of the Company's Articles of Incorporation as in effect on the Issue Date; (vii) the redemption of shares of the Company's Series A Preferred Stock, no par value per share, outstanding on the Issue Date required by the holder thereof after August 1, 2002 pursuant to the terms of the Company's Article of Incorporation as in effect on the Issue Date; or (viii) Investments not to exceed $5.0 million in the aggregate outstanding at any time. In computing the amount of Restricted Payments previously made for purposes of clause (C) of the second preceding paragraph, Restricted Payments under the immediately preceding clauses (i), (iv), (v), (vi), (vii) and (viii) shall be included.

          Section 10.14. Limitation on Transactions with Affiliates.  The
                         ------------------------------------------
Company shall not, and shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of related transactions with, or for the benefit of, any of their respective Affiliates or any beneficial holder of 10% or more of any class of Capital Stock of the Company or any officer, director or employee of the Company or any Restricted Subsidiary (each, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from Persons who do not have such a relationship, (ii) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments or value equal to or greater than $1.0 million, the Company shall have delivered an Officers' Certificate to the Trustee certifying that such Affiliate Transaction or series of Affiliate Transactions has been approved by a majority of the Board of Directors of the Company, including a majority of the disinterested directors of the Board of Directors of the Company, and (iii) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments or value equal to or greater than $5.0 million, the Company shall have obtained a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction or series of Affiliate Transactions are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved, as the case may be.

          Notwithstanding the foregoing, the restrictions set forth in this
Section 10.14 shall not apply to (i) transactions with or among the Company and the Restricted Subsidiaries; (ii) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into in the ordinary course of business (including customary benefits thereunder) and payments under any indemnification arrangements permitted by applicable law;

(iii) the issue and sale by the Company to its stockholders of Capital Stock (other than Redeemable Capital Stock); (iv) any dividends made in compliance with Section 10.13; (v) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business; (vi) the incurrence of intercompany Indebtedness permitted pursuant to clause (v) of the second paragraph of Section 10.11; (vii) Affiliate Transactions consummated prior to the Issue Date and any renewal or replacement thereof on terms and conditions no less favorable in any respect than that existing on the Issue Date; (viii) payments to George McFadden pursuant to the Consulting Agreement (as in effect on the Issue Date) not to exceed $1.25 million in any fiscal year (exclusive of reimbursement of expenses); (ix) loans and advances to David R. Hamilton made after the Issue Date not to exceed $350,000 in the aggregate at any one time outstanding; and (x) payments to Acumen Consulting Group, Inc. as required by and pursuant to the terms of the Service Agreement (as in effect on the Issue Date).

          Section 10.15. Disposition of Proceeds of Asset Sales. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (ii) at least 85% of such consideration consists of (A) cash or Cash Equivalents, (B) properties and capital assets to be used in the same line of business being conducted by the Company or any Restricted Subsidiary on the Issue Date or (C) Capital Stock in any Person which thereby becomes a Restricted Subsidiary whose assets consist primarily of properties and capital assets used in the same line of business being conducted by the Company or any Restricted Subsidiary on the Issue Date. The amount of any (i) Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries and (ii) notes or other similar obligations received by the Company or the Restricted Subsidiaries from such transferee that are converted, sold or exchanged within thirty days of the related Asset Sale by the Company or the Restricted Subsidiaries into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries. The Company or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 365 days of receipt thereof to (x) repay Indebtedness of the Company or any Restricted Subsidiary which is secured by a Lien on the assets or property of the Company or a Restricted Subsidiary which was the subject of such Asset Sale and permanently reduce any related commitment or (y) repay any Indebtedness (other than Subordinated Indebtedness and other than any Indebtedness owed to the Company or any Restricted Subsidiary) of the Company or any Guarantor in an amount not to exceed the Other Senior Debt Pro Rata Share and permanently reduce any related commitment, or (ii) commit in writing to acquire, construct or improve properties and capital assets to be used in the same line of business as being conducted by the Company or any Restricted Subsidiary on the Issue Date and so apply such Net Cash Proceeds within 365 days after the receipt thereof. To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied, or the Company determines not to so apply such Net Cash Proceeds, within 365 days of such Asset Sale as described in clause (i) or (ii) of the immediately preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 days after such 365th day or at any earlier time after such Asset Sale, make an offer to purchase (the "Asset Sale Offer") all Outstanding Securities up to a maximum principal amount (expressed as a multiple of $1,000) of Securities equal to such Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date fixed for purchase of Securities validly tendered and not withdrawn, which date shall not be earlier than the 20th Business Day following the mailing of the Asset Sale Offer or later than the last day such Asset Sale Offer is required to remain open by applicable law (the "Asset Sale Offer Purchase Date"); provided, however, that the Asset Sale Offer may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $10.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph.

          With respect to any Asset Sale Offer effected pursuant to this Section 10.15, among the Securities, to the extent the aggregate principal amount of Securities tendered pursuant to such Asset Sale Offer exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Securities shall be purchased pro rata based on the aggregate principal amount of such Securities tendered by each Holder. To the extent the Unutilized Net Cash Proceeds exceed the aggregate amount of Securities tendered by the Holders of the Securities pursuant to such Asset Sale Offer, the Company may retain and utilize any portion of the Unutilized Net Cash Proceeds not applied to repurchase the Securities for any purpose consistent with the other terms of this Indenture. Notice of an Asset Sale Offer shall be mailed by the Company not more than 20 days after the obligation to make such Asset Sale Offer arises to the Holders of Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days or such longer period as may be required by applicable law. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

          (a)  that the Asset Sale Offer is being made pursuant to this Section
     10.15 and that all Securities tendered into the Asset Sale Offer shall be accepted for payment; provided, however, that if the aggregate principal amount of Securities tendered in the Asset Sale Offer exceeds the Unutilized Net Cash Proceeds, the Company shall select the Securities to be purchased on a pro rata basis based upon the aggregate principal amount of such Securities tendered by each Holder; and that the Asset Sale Offer shall remain open for a period of 20 Business Days or such longer period as may be required by applicable law;

          (b) the purchase price (including the amount of accrued interest, if any) for each Security, the Asset Sale Offer Purchase Date and the date on which the Asset Sale Offer expires;

          (c) that any Security not tendered for payment shall continue to accrue interest in accordance with the terms thereof;

          (d) that, unless the Company shall default in the payment of the purchase price, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date;

          (e) that Holders electing to have Securities purchased pursuant to an Asset Sale Offer shall be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Offer Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

          (f) that Holders of Securities shall be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Offer Purchase Date, a facsimile transmission or letter setting forth the name of the Holders, the principal amount of Securities the Holders delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

          (g) that Holders whose Securities are purchased only in part shall be issued Securities of like tenor equal in principal amount to the unpurchased portion of the Securities surrendered;

          (h) the instructions that Holders must follow in order to tender their Securities; and

          (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the Commission pursuant to the Exchange Act (or, if the Company is not permitted to file any such reports with the Commission, the comparable reports prepared pursuant to Section 10.09), a description of material developments in the Company's business, information with respect to pro forma historical financial position and results of operations after giving effect to such Asset Sale and such other information concerning the circumstances and relevant facts regarding such Asset Sale and Asset Sale Offer as would, in the good faith judgment of the Company, be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Asset Sale Offer. On the Asset Sale Offer Purchase Date, the Company shall (i) accept for payment (subject to pro ration as described in the second preceding paragraph) Securities or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security of like tenor equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Offer Purchase Date.

          In the event that the Company makes an Asset Sale Offer, the Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other applicable securities laws or regulations and any applicable requirements of any securities exchange on which the Securities are listed, and any violation of this Section 10.15 occurring as a result of such compliance shall not be deemed a Default.

          Section 10.16. Limitation on Liens.  The Company shall not, and shall
                         --------------------
not cause or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien (except Permitted Liens) of any kind, upon any of its property or assets, whether now owned or acquired after the Issue Date, or any proceeds therefrom, or assign or convey any right to receive income therefrom; provided, however, the Company or any Guarantor may secure either (i) Subordinated Indebtedness, if the Securities, in the case of the Company, and the Security Guarantee, in the case of a Restricted Subsidiary that is a Guarantor, are secured by a Lien on such property, assets or proceeds that is senior in priority to the Lien securing such Subordinated Indebtedness or (ii) any other Indebtedness, if the Securities, in the case of the Company, and the Security Guarantee, in the case of a Restricted Subsidiary that is a Guarantor, are equally and ratably secured thereby.

          Section 10.17. Limitation on Guarantees by Restricted Subsidiaries.
                         ---------------------------------------------------

          (a) The Company shall not cause or permit any of the Domestic Subsidiaries, directly or indirectly, to guarantee the payment of any Indebtedness of the Company ("Other Indebtedness") unless such Domestic Subsidiary (A) is a Guarantor or (B) simultaneously executes and delivers a supplemental indenture to the Indenture pursuant to which it shall become a Guarantor under the Indenture and complies with the other provisions of paragraph (b) of this Section 10.17; provided, however, that if such Other Indebtedness is (i) pari passu in right of payment with the Securities, the Security Guarantee of such Domestic Subsidiary shall be pari passu in right of payment with the guarantee of the Other Indebtedness; or (ii) Subordinated Indebtedness, the Security Guarantee of such Domestic Subsidiary shall be senior in right of payment to the guarantee of the Other Indebtedness (which guarantee of such Subordinated Indebtedness shall provide that such guarantee is subordinated to the Security Guarantee of such Domestic Subsidiary to the same extent and in the same manner as the Other Indebtedness is subordinated to the Securities); provided, further, however, that each Domestic Subsidiary issuing a Security Guarantee shall be automatically and unconditionally released and discharged from its obligations under such Security Guarantee upon the release or discharge of the guarantee of the Other Indebtedness that resulted in the creation of such Security Guarantee, except a discharge or release by, or as a result of, any payment under the guarantee of such Other Indebtedness by such Domestic Subsidiary. The Company may, at any time, cause a Domestic Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the Securities by such Domestic Subsidiary on the basis provided in the Indenture and complying with the other provisions of paragraph (b) of this Section 10.17.

          (b) Any Person required by paragraph (a) of this Section 10.17 to become, or is at the option of the Company becoming, a Guarantor shall execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such person to the provisions (including the representations and warranties) of this Indenture as a Guarantor,

          (c) in the event that as of the date of such supplemental indenture any Registrable Securities are outstanding, an instrument in form and substance satisfactory to the Trustee which subjects such person to the provisions of the Registration Rights Agreement with respect to such outstanding Registrable Securities, and

          (d) an Opinion of Counsel to the effect that such supplemental indenture and such instrument have been duly authorized and executed by such Person and constitutes the legal, valid and binding obligation of such Person (subject to customary assumptions and exceptions).

          Section 10.18  Restrictions on Preferred Stock of Restricted
                         ---------------------------------------------
Subsidiaries. The Company shall not sell, and shall not cause or permit any of
------------
the Restricted Subsidiaries to issue, any Preferred Stock of any Restricted Subsidiary (other than to the Company or to a Wholly-Owned Restricted Subsidiary) or permit any Person (other than the Company or a Wholly-Owned Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

          Section 10.19  Limitation on Dividends and Other Payment Restrictions
                         ------------------------------------------------------
Affecting Restricted Subsidiaries.  The Company shall not, and shall not cause
---------------------------------
or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist, or enter into any agreement with any Person that would cause to become effective, any consensual encumbrance or restriction of any kind, on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distribution on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, to the Company or any other Restricted Subsidiary, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to, or guarantee any Indebtedness or other obligations of, the Company or any other Restricted Subsidiary or (d) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except any encumbrance or restriction (i) existing under the New Revolving Credit Facility as in effect on the Issue Date relating to assets subject to a Lien created at any time thereby; (ii) with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary (but not created in contemplation thereof); provided, however, that such encumbrances and restrictions are not applicable to the Company or any other Restricted Subsidiary, or the properties or assets of the Company or any other Restricted Subsidiary; (iii) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (iv) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired; (v) any agreement for the sale or disposition of the Capital Stock or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (v) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with Section
10.15 to the extent applicable thereto; and (vi) any encumbrance or restriction existing under any agreement that Refinances the agreements containing the encumbrance or restrictions in the foregoing clauses (i) and (ii); provided, however, that the terms and conditions of any such restrictions permitted under this clause (vi) are not materially less favorable to the holders of the Securities than those under or pursuant to the agreement evidencing the Indebtedness Refinanced.

          Section 10.20. Limitation on Designations of Unrestricted
                         ------------------------------------------
Subsidiaries.
------------

          (a) The Company may designate after the Issue Date any Subsidiary (other than a Guarantor) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

               (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

               (ii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of Section 10.13 in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's interest in such Subsidiary on such date calculated in accordance with GAAP; and

               (iii) the Company would be permitted under the Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 10.11 at the time of such Designation (assuming the effectiveness of such Designation).

          In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section
10.13 for all purposes of this Indenture in the Designation Amount. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, at any time (x) provide credit support for or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Capital Stock of an Unrestricted Subsidiary. No Unrestricted Subsidiary shall at any time guarantee or otherwise provide credit support for any obligation of the Company or any Restricted Subsidiary. All Subsidiaries of Unrestricted Subsidiaries shall automatically be deemed to be Unrestricted Subsidiaries.

          (b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

               (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

               (ii)   all Liens and Indebtedness of such Unrestricted
          Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture; and

               (iii) any transaction (or series of related transactions) between such Subsidiary and any of its Affiliates that occurred while such Subsidiary was an

          Unrestricted Subsidiary would be permitted by Section 10.14 as if such transaction (or series of related transactions) had occurred at the time of such Revocation.

          (c) All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

          Section 10.21 Compliance Certificates and Opinions.  Upon any
                        ------------------------------------
application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company, the Guarantors and any other obligor on the Securities shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Every Officer's Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

               (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.


                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

          Section 11.01. Right of Redemption.  The Securities may be  redeemed
                         -------------------
at the option of the Company, in whole or in part, pursuant to the provisions of and at the Redemption Prices specified in paragraphs 2 and 3 on the reverse of the Securities.

          Section 11.02. Applicability of Article.  Redemption of Securities at
                         ------------------------
the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

          Section 11.03  Election To Redeem; Notice to Trustee.  The election
                         -------------------------------------
of the Company to redeem any Securities pursuant to Section 11.01 shall be evidenced by a Board

Resolution and an Officers' Certificate. The Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

          Section 11.04. Selection by Trustee of Securities To Be Redeemed.  If
                         -------------------------------------------------
less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not listed on a national security exchange, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Securities of a principal amount of $1,000 or less will be redeemed in part; provided, further, however, that any such redemption pursuant to paragraph 3 on the reverse of the Securities shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the Depository or any other depository). The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for partial redemption and the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

          Section 11.05. Notice of Redemption.  Notice of redemption shall be
                         --------------------
given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder appearing in the Security Register; provided, however, that notice of redemption pursuant to paragraph 3 on the reverse of the Securities shall be mailed no later than 60 days after the consummation of the relevant Public Equity Offering (as defined in the Security).

          All notices of redemption shall state:

               (i)   the Redemption Date;

               (ii)  the Redemption Price;

               (iii) if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;

               (iv) in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof shall be issued and authenticated;

               (v) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

               (vi) that on the Redemption Date the Redemption Price shall become due and payable upon each such Security or portion thereof, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after Redemption Date;

               (vii) the name and address of the Paying Agent where such Securities are to be surrendered for payment of the Redemption Price;

               (viii) the CUSIP number, relating to such Securities; and

               (ix) the paragraph of the Securities pursuant to which the Securities are being redeemed.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

          Section 11.06. Deposit of Redemption Price.  On or prior to any
                         ---------------------------
Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company, a Guarantor or any of their respective Affiliates is acting as Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in same day funds sufficient to pay the Redemption Price of, plus accrued and unpaid interest on, if any, all the Securities or portions thereof which are to be redeemed on the Redemption Date.

          Section 11.07  Securities Payable on Redemption Date.  Notice of
                         -------------------------------------
 redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, plus accrued and unpaid interest, if any, to the Redemption Date, and from and after such date (unless the Company shall default in the payment of the Redemption Price) interest on such Securities shall cease to accrue. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, plus accrued and unpaid interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.07. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, interest shall continue to accrue on such Security at the rate then borne by such Security.

          Section 11.08  Securities Redeemed in Part.  Any Security which is to
                         ---------------------------
be redeemed only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 10.02, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed.

                                 ARTICLE TWELVE

                           SATISFACTION AND DISCHARGE

          Section 12.01. Satisfaction and Discharge of Indenture.  This
                         ---------------------------------------
Indenture shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either

          (a) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 hereof and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

          (b) (i) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee in trust an amount of money in dollars sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit; (ii)the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and the Guarantors; and (iii) the Company and each of the Guarantors have delivered to the Trustee (i) irrevocable instructions to apply the deposited money toward payment of the Securities at the Stated Maturities and the Redemption Dates thereof, and (ii) an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with;

     provided, however, that such Opinion of Counsel may rely, as to matters of fact, upon an Officers' Certificate. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (a)(ii) of this Section 12.01, the obligations of the Trustee under Section 12.02 and the last paragraph of Section 10.03 shall survive.

          Section 12.02  Application of Trust Money.  Subject to the provisions
                         --------------------------
of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Securities for whose payment such money has been deposited with the Trustee.

                               ARTICLE THIRTEEN


                            GUARANTEE OF SECURITIES

          Section 13.01. Unconditional Guarantee. Each Guarantor hereby jointly
                         -----------------------
and severally fully and unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company or any other Guarantor to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Securities shall be duly and punctually paid in full when due, whether at Stated Maturity, upon redemption or repurchase, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) overdue installments of interest, if any, on the Securities and all other obligations of the Company or the Guarantor to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) and all other Indenture Obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Indenture Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under this Security Guarantee, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

          Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

          Each Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Security Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Security Guarantee. This Security Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Security Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article Thirteen, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Security Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Security Guarantee.

          Section 13.02. Execution and Delivery of Security Guarantee. To
                         --------------------------------------------
further evidence the Security Guarantee set forth in Section 13.01, each Guarantor hereby agrees that a notation of such Security Guarantee in the form of Exhibit E hereto shall be endorsed on each Security authenticated and delivered by the Trustee after the time such Guarantor is required to become a Guarantor hereunder, which notation shall be executed by either manual or facsimile signature of an Officer of each Guarantor.

          Each of the Guarantors hereby agrees that its Security Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security authenticated and delivered by the Trustee after the time such Guarantor is required to become a Guarantor hereunder a notation of such Security Guarantee.

          If an Officer of a Guarantor whose signature is on a supplemental indenture or a notation of this Security Guarantee no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor's Security Guarantee of such Security shall be valid nevertheless.

          The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Security Guarantee set forth in this Indenture on behalf of each Guarantor.

          Section 13.03. Release of a Guarantor. Subject to Section 8.01(a), (x)
                         ----------------------
upon the sale, exchange, transfer or other disposition (by merger or otherwise), other than a lease, by the Company of all of the Capital Stock of a Guarantor or all, or substantially all, the assets of a Guarantor, to any Person that is not an Affiliate of the Company, and which sale or other disposition is otherwise in compliance with the terms of this Indenture (including, without limitation, Section 10.15) or (y) upon the occurrence of the condition in the second proviso of the first sentence of Section 10.17(a) with respect to a Guarantor, such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article Thirteen without any further action required on the part of the Trustee or any Holder. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 13.03. Any Guarantor not so released shall remain liable for the full amount of principal of, premium, if any, and interest on the Securities as provided in this Article Thirteen.

          Section 13.04. Waiver of Subrogation. Until this Indenture is
                         ---------------------
discharged and all of the Securities are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Securities or this Indenture and such Guarantor's obligations under this Security Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Securities under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied to the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 13.04 is knowingly made in contemplation of such benefits.

          Section 13.05. Reliance on Judicial Order or Certificate of
                         --------------------------------------------
Liquidating Agent Regarding Dissolution, etc. of Guarantors. Upon any payment or
-----------------------------------------------------------
distribution of assets of any Guarantor referred to in this Article Thirteen, the Trustee, subject to the provisions of Section 6.01, and the Holders, shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Thirteen; provided, however, that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article Thirteen.

          Section 13.06. Article Thirteen Applicable to Paying Agents. In case
                         --------------------------------------------
at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Thirteen shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Thirteen in addition to or in place of the Trustee.

          Section 13.07. No Suspension of Remedies. Nothing contained in this
                         -------------------------
Article Thirteen shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

          Section 13.08. Limitation of Subsidiary Guarantor's Liability. Each
                         ----------------------------------------------
Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Security Guarantee by such Guarantor pursuant to its Security Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Security Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Security Guarantee or pursuant to its contribution obligations under this Article Thirteen, shall result in the obligations of such Guarantor under its Security Guarantee not constituting such fraudulent transfer or conveyance.

          Section 13.09. Contribution from Other Guarantors. Each Guarantor that
                         ----------------------------------
makes a payment or distribution under its Security Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

          Section 13.10. Obligations Reinstated. The obligations of each
                         ----------------------
Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

          Section 13.11. No Obligation To Take Action Against the Company.
                         ------------------------------------------------
Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Indenture Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Security Guarantees or under this Indenture.

          Section 13.12. Dealing with the Company and Others. The Holders,
                         -----------------------------------
without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

          (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

          (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

          (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Securities;

          (d)  accept compromises or arrangements from the Company;

          (e) apply all monies at any time received from the Company or from any security upon such part of the Indenture Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

          (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

                           [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                              CHEMICAL LEAMAN CORPORATION

                              By: /s/ Eugene C. Parkerson

                              ___________________________________
                              Name:  Eugene C. Parkerson
                              Title:  Executive Vice President - Administration

                              By: /s/ David M. Boucher
                              ___________________________________
                              Name:  David M. Boucher
                              Title:  Senior Vice President, CFO and Secretary


                              FIRST UNION NATIONAL BANK, as Trustee

                              By: /s/ Alan G. Finn

                              ___________________________________
                              Name:  Alan G. Finn
                              Title:  Assistant Vice President

                                  EXHIBIT A-1
                                  -----------

                              [FORM OF SECURITY]

          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-US PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE A-1-1 TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY

OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES

                          CHEMICAL LEAMAN CORPORATION
                          ---------------------------

                    10-3/8% SENIOR NOTES DUE 2005, SERIES A
                             CUSIP No. __________
                                No. ___________
                                 $ ___________

          CHEMICAL LEAMAN CORPORATION, a Pennsylvania corporation (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on June 15, 2005, at the office or agency of the Company referred to below, and to pay interest thereon on June 15 and December 15 (each an "Interest Payment Date") of each year, commencing on December 15, 1997, accruing from the Issue Date or from the most recent Interest Payment Date on which interest has been paid or duly provided for, at the rate of 10-3/8% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the person in whose name this Security is registered at the close of business on June 1 and December 1 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          Payment of the principal of, premium, if any, and interest on this Security shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof. Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                 [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                              CHEMICAL LEAMAN CORPORATION


                              By:____________________________________
                                 Name:
                                 Title:


                              By:____________________________________
                                 Name:
                                 Title:

                              Dated: ____________________

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION
                    ---------------------------------------

          This is one of the 10-3/8% Senior Notes due 2005, Series A, referred to in the within-mentioned Indenture.

                              FIRST UNION NATIONAL BANK,
                              as Trustee


                              By:____________________________________
                                 Authorized Officer

                              Dated:  _________________________________

                             [REVERSE OF SECURITY]

1. Indenture. This Security is one of a duly authorized issue of Securities of the Company designated as its 10-3/8% Senior Notes due 2005, Series A (herein called the "Initial Securities"). The Securities are limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $100,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of June 16, 1997, by and between the Company and First Union National Bank, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, any Guarantors and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities include the Initial Securities, the Private Exchange Securities and the Unrestricted Securities (including the Exchange Securities referred to below), issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement. The Initial Securities, the Private Exchange Securities and the Unrestricted Securities are treated as a single class of securities under the Indenture. All capitalized terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of such terms. No reference herein to the Indenture and no provisions of this Security or of the Indenture shall alter or impair the obligation of the Company or any Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

2. Optional Redemption. The Securities will be redeemable at the option of the Company, in whole or in part, at any time on or after June 15, 2001, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the Redemption Date, if redeemed during the 12-month period beginning on June 15 of the years indicated below:

                   REDEMPTION YEAR                          PRICE
     2001..................................................  105.188%
     2002..................................................  103.458%
     2003..................................................  101.729%
     2004 and thereafter...................................  100.000%

3. Optional Redemption upon Public Equity Offering. On or prior to June 15, 2000, the Company may, at its option, use the net proceeds of a Public Equity Offering to redeem up to 25% of the originally issued aggregate principal amount of the Securities, at a Redemption Price in cash equal to 110.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided, however, that not less than $75.0 million in aggregate principal amount of Securities is outstanding following such redemption. Notice of any such redemption must be given not later than 60 days after the consummation of the Public Equity Offering. As used in the preceding paragraph, a "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Redeemable Capital Stock) of the Company made on a primary basis by the Company pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act resulting in net cash proceeds to the Company (after deducting any underwriting discounts and commissions) of at least $50.0 million.

4. Offers to Purchase. Sections 10.10 and 10.15 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase all or a portion of the Securities in accordance with the procedures set forth in the Indenture.

5. Defaults and Remedies. If an Event of Default occurs and is continuing, the principal and premium, if any, of all of the Outstanding Securities, plus all accrued and unpaid interest, if any, to and including the date the Securities are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

6. Defeasance. The Indenture contains provisions (which provisions apply to this Security) for defeasance at any time of (a) the entire Indebtedness of the Company and the Guarantors on this Security and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

7. Amendments and Waivers. The Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Security and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

8. Denominations, Transfer and Exchange. The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may, under certain circumstances, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

9. Persons Deemed Owners. Prior to and at the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

10. Registration Rights. Pursuant to the Registration Rights Agreement by and between the Company and the Initial Purchasers, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for 10-3/8% Senior Notes due 2005, Series B, of the Company (herein called the "Exchange Securities"), which have been registered under the Securities Act, in like principal amount and having identical terms as the Securities (other than as set forth in this paragraph). The Holders of Securities shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

11. GOVERNING LAW. THE INDENTURE, THIS SECURITY AND ANY SECURITY GUARANTEE SET FORTH BELOW SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:

          CHEMICAL LEAMAN CORPORATION
          102 Pickering Way
          Exton, Pennsylvania  19341.

                                ASSIGNMENT FORM

          If you the holder want to assign this Security, fill in the form below and have your signature guaranteed: I or we assign and transfer this Security to

          _____________________________________________
          (Insert assignee's social security or tax ID number)
          ________________

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for such agent. In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the original issuance date appearing on the face of this Security (or any predecessor thereto) or the last date on which the Company or any Affiliate of the Company was the owner of this Security (or any predecessor thereto), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

[Check One]

[ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

or

[ ] (b) this Security is being transferred other than in accordance with (a) above and documents, including (i) a transferee certificate substantially in the form of Exhibit C to the Indenture in the case of a transfer to non-QIB Accredited Investors or (ii) a transferor certificate substantially in the form of Exhibit D to the Indenture in the case of a transfer pursuant to Regulation S, are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture. If none of the foregoing boxes is checked and, in the case of (b) above, if the appropriate document is not attached or otherwise furnished to the Trustee, the Trustee or Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.16 of the Indenture shall have been satisfied.

Date: ______________          Your signature: ________________________________
                                             (Sign exactly as your name appears
                                             on the other side of this Security)


By:___________________________________


NOTICE: To be executed by an executive officer


Signature Guarantee:____________________


             TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A (including the information specified in Rule 144A(d)(4)) or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ______________ ________________

NOTICE: To be executed by an executive officer

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Security purchased by the Company pursuant to
Section 10.10 or 10.15 of the Indenture, check the appropriate box:

Section 10.10 [ ] Section 10.15 [ ]

          If you wish to have a portion of this Security purchased by the Company pursuant to Section 10.10 or 10.15 of the Indenture, state the amount:

$_________________


Date: ______________    Your signature: __________________________
                                       (Sign exactly as your name appears
                                       on the other side of this Security)


By:___________________________________


NOTICE: To be executed by an executive officer

Signature Guarantee:____________________

                                  EXHIBIT A-2
                                  -----------

                          CHEMICAL LEAMAN CORPORATION
                          ---------------------------

                    10-3/8% SENIOR NOTES DUE 2005, SERIES B
                             CUSIP No. __________
                         No. ___________ $ ___________

          CHEMICAL LEAMAN CORPORATION, a Pennsylvania corporation (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on June 15, 2005, at the office or agency of the Company referred to below, and to pay interest thereon on June 15 and December 15 (each an "Interest Payment Date"), of each year, commencing on December 15, 1997, accruing from the Issue Date or from the most recent Interest Payment Date on which interest has been paid or duly provided for, at the rate of 10-3/8% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the person in whose name this Security is registered at the close of business on June 1 and December 1 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          Payment of the principal of, premium, if any, and interest on this Security shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof. Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                 [Remainder of Page Intentionally Left Blank]

                                     A-2-1

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                              CHEMICAL LEAMAN CORPORATION


                              By:____________________________________
                                 Name:
                                 Title:

                              By:____________________________________
                                 Name:
                                 Title:

                              Dated:

                                     A-2-2

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION
                    ---------------------------------------

          This is one of the 10-3/8% Senior Notes due 2005, Series B, referred to in the within-mentioned Indenture.

                              FIRST UNION NATIONAL BANK,
                              as Trustee


                              By:____________________________________
                              Authorized Officer


                              Dated:

                             [REVERSE OF SECURITY]

1. Indenture. This Security is one of a duly authorized issue of Securities of the Company designated as its 10-3/8% Senior Notes due 2005, Series B (herein called the "Unrestricted Securities"). The Securities are limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $100,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of June 16, 1997, by and between the Company and First Union National Bank, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, any Guarantors and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities include the Initial Securities, the Private Exchange Securities and the Unrestricted Securities (including the Exchange Securities), issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement. The Initial Securities, the Private Exchange Securities and the Unrestricted Securities are treated as a single class of securities under the Indenture. All capitalized terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of such terms. No reference herein to the Indenture and no provisions of this Security or of the Indenture shall alter or impair the obligation of the Company or any Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

2. Optional Redemption. The Securities will be redeemable at the option of the Company, in whole or in part, at any time on or after June 15, 2001, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the Redemption Date, if redeemed during the 12-month period beginning on June 15 of the years indicated below:

                      REDEMPTION YEAR             PRICE
          2001...............................  105.188%
          2002...............................  103.458%
          2003...............................  101.729%
          2004 and thereafter................  100.000%

3. Optional Redemption upon Public Equity Offering. On or prior to June 15, 2000, the Company may, at its option, use the net proceeds of a Public Equity Offering to redeem up to 25% of the originally issued aggregate principal amount of the Securities, at a Redemption Price in cash equal to 110.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided, however, that not less than $75.0 million in aggregate principal amount of Securities is outstanding following such redemption. Notice of any such redemption must be given not later than 60 days after the consummation of the Public Equity Offering. As used in the preceding paragraph, a "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Redeemable Capital Stock) of the Company made on a primary basis by the Company pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act resulting in net cash proceeds to the Company (after deducting any underwriting discounts and commissions) of at least $50.0 million.

4. Offers to Purchase. Sections 10.10 and 10.15 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase all or a portion of the Securities in accordance with the procedures set forth in the Indenture.

5. Defaults and Remedies. If an Event of Default occurs and is continuing, the principal and premium, if any, of all of the Outstanding Securities, plus all accrued and unpaid interest, if any, to and including the date the Securities are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

6. Defeasance. The Indenture contains provisions (which provisions apply to this Security) for defeasance at any time of (a) the entire Indebtedness of the Company and the Guarantors on this Security and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

7. Amendments and Waivers. The Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Security and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

8. Denominations, Transfer and Exchange. The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the

     Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may, under certain circumstances, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

9. Persons Deemed Owners. Prior to and at the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

10. GOVERNING LAW. THE INDENTURE, THIS SECURITY AND ANY SECURITY GUARANTEE SET FORTH BELOW SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:

          CHEMICAL LEAMAN CORPORATION
          102 Pickering Way
          Exton, Pennsylvania  19341.

                                ASSIGNMENT FORM
                                ---------------

          If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to


_______________________________________________________________________________
(Insert assignee's social security or tax ID number)________________

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint__________________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for such agent.

Date: __________________    Your signature:_____________________________________
                                           (Sign exactly as your name appears on
                                           the other side of this Security)

By:____________________________________

NOTICE: To be executed by an executive officer

Signature Guarantee:___________________

                      OPTION OF HOLDER TO ELECT PURCHASE
                      ----------------------------------

          If you wish to have this Security purchased by the Company pursuant to
Section 10.10 or 10.15 of the Indenture, check the appropriate box:

Section 10.10 [ ] Section 10.15 [ ]

          If you wish to have a portion of this Security purchased by the Company pursuant to Section 10.10 or 10.15 of the Indenture, state the amount:

$_______________

Date:____________________    Your signature:________________________
                                           (Sign exactly as your name appears on
                                           the other side of this Security)

By:__________________________________

NOTICE: To be executed by an executive officer

Signature Guarantee:_________________

                                   EXHIBIT B
                                   ---------

                   FORM OF LEGEND FOR BOOK-ENTRY SECURITIES

          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                   EXHIBIT C
                                   ---------


                           Form of Certificate To Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------


Chemical Leaman Corporation
102 Pickering Way
Exton, Pennsylvania 19341

Ladies and Gentlemen:

          In connection with our proposed purchase of $______ aggregate principal amount of the 10-3/8% Senior Securities due 2005 (the "Securities" of Chemical Leaman Corporation (the "Company"), we confirm that:

     1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to (x) the date which is two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act) after the later of the date of original issue of the Securities and the last date on which the Company or any affiliate of the Company was the owner of the Securities or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a "qualified institutional buyer" under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2),
          (3) or (7) of Rule 501 under the Securities Act (an "Accredited Investor") that is purchasing for its own account or for the account of such an Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject, in each of the foregoing cases, to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (c) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an Accredited Investor within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company, the Trustee and the Transfer Agent and Registrar reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certification and/or other information satisfactory to the Company and the Trustee.

     2. We are an Accredited Investor or a QIB purchasing Securities for our own account or for the account of one or more Accredited Investors, and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or the securities laws of any state of the United States and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment in the Securities for an indefinite period.

     3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion and we and any such account are (a) a QIB, aware that the sale is being made in reliance on Rule 144A under the Securities Act, (b) an Accredited Investor, or (c) a person other than a U.S. person ("foreign purchasers"), which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust) in offshore transactions meeting the requirements of Rules 903 and 904 of Regulation S under the Securities Act.

     4. We have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in order to verify the information contained in the Offering Memorandum.

          We understand that the Trustee and the Transfer Agent will not be required to accept for registration of transfer any Securities acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Securities purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph. We further agree to provide to any person acquiring any of the Securities from us a notice advising such person that transfers of such Securities are restricted as stated herein and that certificates representing such Securities will bear a legend to that effect. We represent that you, the Company, the Trustee and others are entitled to rely upon the truth and accuracy of our acknowledgements, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgements, representations or agreements herein cease to be accurate and complete. You are also irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. We represent to you that we have full power to make the foregoing acknowledgements, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as fiduciary agent. As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S under the Securities Act. THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                              Very truly yours,

                              (Name of Purchaser)


                              By:________________________________

                              Date:______________________________

          Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:______________________________

Address:______________________________

                                   EXHIBIT D
                                   ---------

                      Form of Certificate To Be Delivered
                         in Connection with Transfers
                           Pursuant to Regulation S
                           ------------------------


                          Date:  ______________, ____

First Union National Bank
40 Broad Street
Suite 550, Fifth Floor
New York, New York 10004
Attention: Corporate Trustee Administration

Re:  Chemical Leaman Corporation (the "Company")
     10-3/8% Senior Notes due 2005 (the "Securities")

Ladies and Gentlemen:

          In connection with our proposed sale of $__________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

     (1) the offer of the Securities was not made to a person in the United States;

     (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

     (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

     (5) we have advised the transferee of the transfer restrictions applicable to the Securities;

     (6) if the circumstances set forth in Rule 904(c) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Securities may be offered and sold during the restricted period specified in Rule 903(c)(2) or (3), as applicable, in accordance with the provisions of Regulation S; pursuant to registration of the Securities under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act; and

     (7) if the sale is made during a restricted period and the provisions of Rule 903(c)(3) are applicable thereto, we confirm that such sale has been made in accordance with such provisions.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,

                              [Name of Transferor]


                              By:_____________________________
                              Authorized Signature

                                   EXHIBIT E
                                   ---------

                          FORM OF SECURITY GUARANTEE
                          --------------------------

          For value received, the undersigned hereby fully and unconditionally guarantees to the Holder of this Security the cash payments in United States dollars of principal of, premium, if any, and interest on this Security in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, on this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article Thirteen of the Indenture and this Security Guarantee. This Security Guarantee will become effective in accordance with Article Thirteen of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Security Guarantee shall not be affected by the fact that it is not affixed to any particular Security. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of June 16, 1997, by and between Chemical Leaman Corporation and The First Union National Bank, as Trustee, as amended or supplemented (the "Indenture").

          The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to the Security Guarantee and the Indenture are expressly set forth in Article Thirteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Security Guarantee and all of the other provisions of the Indenture to which this Security Guarantee relates.

          THIS SECURITY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE GUARANTORS HEREUNDER AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECURITIES OR THIS SECURITY GUARANTEE.

          This Security Guarantee is subject to release upon the terms set forth in the Indenture.

          IN WITNESS WHEREOF, the undersigned Guarantor has caused this Security Guarantee to be duly executed.

Dated:
                              [NAME OF GUARANTOR]


                              By:_____________________________________
                                 Name:
                                 Title:

                              By:_____________________________________
                                 Name:
                                 Title:

                                      E-1